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                                                                    Exhibit 4.06

                                                             [Execution Version]


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                                    INDENTURE

                                  by and among

                                 UCP 99-1 LLC I

                                       and

                                 UCP 99-1 LLC II

                                   as Issuers,

                        UNICAPITAL OPERATIONS GROUP, INC.

                                  as Servicer,

                             UNICAPITAL CORPORATION

                                 as Originator,

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                              as Indenture Trustee

                                   ----------

                           Dated as of August 1, 1999

                                   ----------

                       UCP 99-1 LLC I and UCP 99-1 LLC II
                         Equipment Contract Backed Notes


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                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS............................................................................................1

         Section 1.01 Definitions.................................................................................1
         Section 1.02 General Interpretive Principles.............................................................1

ARTICLE II. PLEDGE OF PLEDGED PROPERTY; ORIGINAL ISSUANCE OF NOTES AND CERTIFICATES...............................2

         Section 2.01 Pledge of Pledged Property..................................................................2
         Section 2.02 Indenture Trustee Holds Contracts and Contract Files........................................2
         Section 2.03 Conditions to Closing.......................................................................3
         Section 2.04 Acceptance by Indenture Trustee.............................................................4
         Section 2.05 Liabilities of the Issuers and Parties to this Indenture; Limitations Thereon...............4
         Section 2.06 Intended Tax Characterization...............................................................5
         Section 2.07 Treasury Securities.........................................................................5

ARTICLE III. ACCOUNTS; ALLOCATION AND APPLICATION OF  THE PLEDGED PROPERTY........................................6

         Section 3.01 Collection Account..........................................................................6
         Section 3.02 Pre-Funding Account and Capitalized Interest Account........................................7
         Section 3.03 Investment of Monies Held in the Accounts; Subaccounts......................................8
         Section 3.04 The Note Insurance Policy..................................................................10
         Section 3.05 Disbursements From Collection Account......................................................12
         Section 3.06 Reserve Account............................................................................16
         Section 3.07 Class B Reserve Account....................................................................18
         Section 3.08 Class C Reserve Account....................................................................18
         Section 3.09 Statements to Noteholders..................................................................19
         Section 3.10 Application of Write-Down Amounts..........................................................22
         Section 3.11 Compliance With Withholding Requirements...................................................22

ARTICLE IV. REMOVAL OF NON-CONFORMING PLEDGED PROPERTY; SUBSTITUTION OF CONTRACTS................................22

         Section 4.01 Removal of Non-Conforming Pledged Property.................................................22
         Section 4.02 Substitution of Contracts..................................................................23
         Section 4.03 Release of Property from the Pledged Property..............................................24

ARTICLE V. THE NOTES AND THE CERTIFICATES........................................................................24

         Section 5.01 The Notes and the Certificates.............................................................24
         Section 5.02 Initial Issuance of Notes and Certificates.................................................27
         Section 5.03 Registration of Transfer and Exchange of Notes and Certificates............................28
         Section 5.04 Mutilated, Destroyed, Lost or Stolen Notes and Certificates................................29
         Section 5.05 Persons Deemed Owners......................................................................29
         Section 5.06 Access to List of Noteholders' Names and Addresses.........................................30
         Section 5.07 Acts of Noteholders........................................................................30
         Section 5.08 No Proceedings; Limited Recourse...........................................................30

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
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ARTICLE VI. THE ISSUERS..........................................................................................31

         Section 6.01 Liability of the Issuers...................................................................31
         Section 6.02 Limitation on Recourse to the Issuers......................................................31
         Section 6.03 Indemnity for Liability Claims.............................................................31
         Section 6.04 Liabilities................................................................................31
         Section 6.05 Annual Statement as to Compliance..........................................................31
         Section 6.06 Payment of Principal and Interest..........................................................32
         Section 6.07 Maintenance of Office or Agency............................................................32
         Section 6.08 Money for Payments to be Held in Trust.....................................................32
         Section 6.09 Existence..................................................................................33
         Section 6.10 Protection of Pledged Property.............................................................34
         Section 6.11 Performance of Obligations; Servicing of Receivables.......................................34
         Section 6.12 Negative Covenants.........................................................................35
         Section 6.13 Issuers May Consolidate, Etc. Only on Certain Terms........................................36
         Section 6.14 Successor or Transferee....................................................................37
         Section 6.15 No Other Business..........................................................................38
         Section 6.16 No Borrowing...............................................................................38
         Section 6.17 Guarantees, Loans, Advances and Other Liabilities..........................................38
         Section 6.18 Capital Expenditures.......................................................................38
         Section 6.19 Compliance with Laws.......................................................................38
         Section 6.20 Further Instruments and Acts...............................................................38

ARTICLE VII. THE INDENTURE TRUSTEE...............................................................................39

         Section 7.01 Duties of Indenture Trustee................................................................39
         Section 7.02 Eligible Investments.......................................................................40
         Section 7.03 Indenture Trustee's Assignment of Contracts................................................41
         Section 7.04 Certain Matters Affecting the Indenture Trustee............................................41
         Section 7.05 Indenture Trustee Not Liable for Notes, Certificates or Contracts..........................42
         Section 7.06 Indenture Trustee May Own Notes............................................................43
         Section 7.07 Indenture Trustee's Fees and Expenses......................................................43
         Section 7.08 Eligibility Requirements for Indenture Trustee.............................................44
         Section 7.09 Resignation or Removal of Indenture Trustee................................................44
         Section 7.10 Successor Indenture Trustee................................................................45
         Section 7.11 Merger or Consolidation of Indenture Trustee...............................................46
         Section 7.12 Appointment of Co-Indenture Trustee or Separate Indenture Trustee..........................46
         Section 7.13 Indenture Trustee May Enforce Claims Without Possession of Note............................48
         Section 7.14 Suits for Enforcement......................................................................48
         Section 7.15 Undertaking for Costs......................................................................48
         Section 7.16 Representations and Warranties of Indenture Trustee........................................48
         Section 7.17 Tax Returns................................................................................49

ARTICLE VIII. EVENTS OF DEFAULT; REMEDIES........................................................................49

         Section 8.01 Events of Default..........................................................................49
         Section 8.02 Acceleration of Maturity, Rescission and Annulment.........................................51

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         Section 8.03 Remedies...................................................................................51
         Section 8.04 Notice of Event of Default.................................................................52
         Section 8.05 Exercise of Power by Indenture Trustee.....................................................52
         Section 8.06 Indenture Trustee May File Proofs of Claim.................................................52
         Section 8.07 Allocation of Money Collected..............................................................53
         Section 8.08 Waiver of Events of Default................................................................54
         Section 8.09 Limitation On Suits........................................................................54
         Section 8.10 Unconditional Right of Noteholders to Receive Principal and Interest.......................55
         Section 8.11 Restoration of Rights and Remedies.........................................................55
         Section 8.12 Rights and Remedies Cumulative.............................................................55
         Section 8.13 Delay or Omission Not Waiver...............................................................56
         Section 8.14 Control by Controlling Parties.............................................................56
         Section 8.15 Sale of Pledged Property...................................................................56
         Section 8.16 Action on Notes............................................................................57
         Section 8.17 Certain Rights of the Holders of the Subordinate Notes.....................................57

ARTICLE IX. TERMINATION..........................................................................................57

         Section 9.01 Optional Redemption of Notes; Final Disposition of Funds...................................57

ARTICLE X. Noteholders' Lists and Reports........................................................................58

         Section 10.01 Note Registrar To Furnish To Indenture Trustee Names and Addresses of Noteholders.........58
         Section 10.02 Preservation of Information...............................................................58
         Section 10.03 Compliance Certificates and Opinions, etc.................................................59

ARTICLE XI. MISCELLANEOUS PROVISIONS.............................................................................59

         Section 11.01 Amendment.................................................................................59
         Section 11.02 Limitation on Rights of Noteholders.......................................................60
         Section 11.03 Counterparts..............................................................................60
         Section 11.04 Governing Law.............................................................................60
         Section 11.05 Notices...................................................................................61
         Section 11.06 Severability of Provisions................................................................62
         Section 11.07 Third Party Beneficiary...................................................................62
         Section 11.08 Assignment................................................................................62
         Section 11.09 Binding Effect............................................................................62
         Section 11.10 Survival of Agreement.....................................................................62
         Section 11.11 Captions..................................................................................62
         Section 11.12 Annexes and Exhibits......................................................................62
         Section 11.13 Calculations..............................................................................62
         Section 11.14 No Proceedings............................................................................62

Exhibits

Exhibit A  -   Form of Custody Receipt
Exhibit B  -   Form of Wiring Instructions
Exhibit C  -   Forms of Class A Notes
Exhibit D  -   Forms of Subordinate Notes

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Exhibit E  -   Form of Certificate
Exhibit F  -   Form of Transferee Certification (Non-144A)
Exhibit G  -   Form of Transferee Certification (144A QIB)
Exhibit H  -   Form of Transferee Certification (Investment Company)
Exhibit I  -   Form of Instrument of Transfer


Annex A - Defined Terms

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         This INDENTURE, dated as of August 1, 1999, is made by and among UCP
99-1 LLC I and UCP 99-1 LLC II, each a Nevada limited liability company, as issuers (each an "Issuer", and collectively, the "Issuers"), UniCapital Operations Group, Inc., a Delaware corporation, as servicer (the "Servicer"), UniCapital Corporation, a Delaware corporation, as originator (the "Originator"), and Norwest Bank Minnesota, National Association, a national banking association, not in its individual capacity but solely as indenture trustee (the "Indenture Trustee").

                                   WITNESSETH:

         In consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 Definitions. Capitalized terms used and not defined herein shall have the meanings specified in Annex A hereto.

         Section 1.02 General Interpretive Principles. For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Indenture have the meanings assigned to them in this Indenture and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect on the date hereof;

         (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Indenture;

         (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

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                                  ARTICLE II.

                           PLEDGE OF PLEDGED PROPERTY;
                   ORIGINAL ISSUANCE OF NOTES AND CERTIFICATES

         Section 2.01 Pledge of Pledged Property. Each of the Issuers, simultaneously with the execution and delivery of this Indenture and upon each execution and delivery of each Subsequent Transfer Agreement, hereby pledges, deposits, transfers, assigns, and otherwise grants to the Indenture Trustee, without recourse (except as otherwise expressly set forth herein), to be held in trust for the benefit of the Noteholders, the Certificateholders and the Note Insurer (collectively, the "Beneficiaries"), as provided in this Indenture, all of its respective right, title, and interest in, to and under (a) the Equipment, (except for any licensed products that may accompany the Equipment) and any new unit or units of Equipment substituted for any existing unit or units of Equipment, including all income and proceeds upon any sale or other disposition of the Equipment, (b) the Contracts and all amendments, additions and supplements including schedules, summary schedules and subschedules made or hereafter made with respect thereto, (c) all monies received by the Servicer or due in payment of the Contracts on or after the related Cut-Off Date, including, without limitation, all Scheduled Payments thereunder (whether or not due), Advance Payments received by the Servicer prior to the related Cut-Off Date but not due until a Collection Period after such Cut-Off Date, any Prepayments, any payments in respect of a casualty or early termination and any Liquidation Proceeds received with respect thereto, but excluding any Excluded Amounts, (d) any guarantees of an Obligor's obligations under each such Contract, (e) the related Contract Files, (f) any Insurance Policies and Insurance Proceeds with respect to the Contracts, (g) the Receivables Transfer Agreement, each Subsequent Transfer Agreement and the Servicing Agreement, each as executed and delivered in accordance therewith, (h) all amounts on deposit in the Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Reserve Account, the Class B Reserve Account and the Class C Reserve Account held by the Indenture Trustee and all amounts collected in the Lockbox Account related to the Contracts and (i) any and all income and proceeds of any of the foregoing (all of the foregoing, collectively, constituting the "Pledged Property").

         This Indenture is a security agreement within the meaning of Article 8 and Article 9 of the Uniform Commercial Code as in effect in the States of New York, Nevada and Minnesota. The pledge provided for in this Section 2.01 is intended by each of the Issuers to be a grant by the Issuers to the Indenture Trustee, for the benefit of the Beneficiaries, of a valid first priority security interest in all of its respective right, title and interest in, to and under the Pledged Property.

         Section 2.02 Indenture Trustee Holds Contracts and Contract Files. The executed original counterpart of each Contract, together with the other documents or instruments, which constitute a part of a Contract File, shall be held by the Indenture Trustee for the benefit of Beneficiaries. The Contract File for each Contract pledged hereunder shall be delivered by or on behalf of the Issuers to the Indenture Trustee at least two Business Days prior to (i) the Closing Date, with respect to the Initial Contracts, and (ii) the applicable Subsequent Transfer Date, with respect to the Subsequent Contracts. The Indenture Trustee shall be required to issue a Custody Receipt evidencing its receipt of the items required to be included in each Contract File no later

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than the Closing Date or the Subsequent Transfer Date, as applicable. The
Indenture Trustee shall at all times maintain possession of each Contract File on behalf of the Beneficiaries in accordance with its customary custodial policies and procedures and shall only release Contract Files to, or at the direction of, the Servicer in accordance with Section 3.01 of the Servicing Agreement.

         Section 2.03 Conditions to Closing. As conditions to the execution and delivery of the Notes by the Issuers, the authentication of the Notes by the Indenture Trustee and the sale of the Notes by the Issuers, in each case, on the Closing Date, (i) the Issuers shall have received by wire transfer the net proceeds of sale of the Class A Notes, the Class B Notes and the Class C Notes in authorized denominations equal in the aggregate to the Initial Class A Note Principal Balance, the Initial Class B Note Principal Balance and the Initial Class C Note Principal Balance, and (ii) the Indenture Trustee shall have received the following on or before the Closing Date:

         (a) The List of Initial Contracts, certified by the President, any Senior Vice President, any Vice President or any Assistant Vice President of the Servicer, which list shall include Contracts with an Aggregate Discounted Contract Principal Balance as of the Initial Cut-Off Date which, when added to the Original Pre-Funded Amount, equals or exceeds the Aggregate Initial Note Principal Balance;

         (b) Secretary's Certificates for each of the Transferors, each of the Issuers, the Servicer and the Originator certifying to, and attaching, the following (i) the organizational and governing documents of the respective entity, (ii) resolutions authorizing each such entity to execute, deliver and perform the Transaction Documents to which it is a party and the transactions contemplated thereby and (iii) officially certified good standing certificates for each such entity from their respective states of organization;

         (c) Copies of the duly executed Financing Statements with respect to the Initial Contracts, in accordance with the Filing Requirements, duly prepared for filing;

         (d) A certificate listing the Servicing Officers as of the Closing
Date;

         (e) Executed originals of each of the Transaction Documents;

         (f) A Custody Receipt, duly executed by the Indenture Trustee, with respect to the Contract File for each Initial Contract on the List of Initial Contracts;

         (g) All Necessary Consents;

         (h) An executed Note Insurance Policy;

         (i) A letter from Moody's that it has assigned a rating of (i) "P-1" to the Class A-1 Notes and (ii) "Aaa" to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes;

         (j) A letter from S&P that it has assigned a rating of (i) "A-1+" to the Class A-1 Notes and (ii) "AAA" to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes;

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         (k) A letter from DCR that it has assigned a rating of at least (i)
"D-1+" to the Class A-1 Notes, (ii) "AAA" to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, (iii) "BBB" to the Class B Notes and (iv) "BB" to the Class C Notes;

         (l) A letter from Fitch that it has assigned a rating of at least (i) "F1+/AAA" to the Class A-1 Notes, (ii) "AAA" to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, (iii) "BBB" to the Class B Notes and (iv) "BB" to the Class C Notes; and

         (m) Opinions of Counsel to the Originator, the Servicer, the Transferors and the Issuers, in form and substance reasonably acceptable to the Indenture Trustee, the Noteholders and the Note Insurer, covering such matters as the Indenture Trustee and the Note Insurer may reasonably request, including, without limitation, customary opinions concerning non-consolidation, true sale, security interest, federal tax and general corporate matters.

         Section 2.04 Acceptance by Indenture Trustee. The Indenture Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Indenture, of all right, title and interest in and to the Pledged Property on behalf of the Beneficiaries and declares that the Indenture Trustee holds and will hold such right, title and interest for the benefit of all present and future Beneficiaries for the use and purpose and subject to the terms and provisions of this Indenture. The Issuers hereby (a) appoint the Indenture Trustee as each of the Issuer's agent and attorney-in-fact with all power independently to enforce all of its rights against the Originator, the Servicer and the Transferors hereunder, under the Receivables Transfer Agreement and under the Servicing Agreement, as applicable, and (b) directs the Indenture Trustee to enforce such rights upon the failure of the Issuers or the Servicer, respectively, to do so in accordance with the Receivables Transfer Agreement and the Servicing Agreement, as applicable. The Indenture Trustee hereby accepts such appointment and agrees to enforce such rights in accordance with the foregoing.

         Section 2.05 Liabilities of the Issuers and Parties to this Indenture; Limitations Thereon. (a) Except as otherwise expressly provided herein, the obligations evidenced by the Notes provide recourse only to the Pledged Property and provide no recourse against the Originator, the Originating Units, the Transferors, the Servicer, the Indenture Trustee, the Issuers or any other Person other than, with respect to the Class A Notes, the Note Insurer under the
Note Insurance Policy.

         (b) Neither the Originator, the Issuers, the Transferors, the Servicer, the Originating Units nor any other Person shall be liable to the Indenture Trustee, the Note Insurer or the Noteholders, except as provided in Article VI hereof, Sections 5.01 and 5.03 of the Servicing Agreement and Section 4.01(g) of the Receivables Transfer Agreement, and, with respect to the Note Insurer except as otherwise provided in the Insurance Agreement. Without limiting the generality of the foregoing, if any Obligor fails to pay any Scheduled Payment, Final Scheduled Payment or other amounts due under a Contract, then neither the Indenture Trustee, the Note Insurer nor the Noteholders will have any recourse against the Originator, the Servicer, the Originating Units, the Issuers or the Transferors for such Scheduled Payment, Final Scheduled Payment, other amounts due under the Contract or any losses, damages, claims, liabilities or expenses incurred by the Indenture Trustee or any Noteholder as a direct or indirect result thereof, except as may expressly be provided for in Article VI hereof, Sections 5.01 and

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5.03 of the Servicing Agreement and Section 4.01(g) of the Receivables Transfer
Agreement, and, with respect to the Note Insurer, except as otherwise provided in the Insurance Agreement.

         (c) The Indenture Trustee agrees that in the event of a default by an Obligor under the terms of a Contract, which default is not cured within any applicable cure period set forth in such Contract, the Indenture Trustee and the Noteholders shall be expressly limited to the sources of payment specified herein. In addition, the Indenture Trustee shall have the right to exercise the rights of the Originator or the related Originating Unit, as applicable, under the Contracts, the Insurance Policies and any document in any Contract File in the name of the Indenture Trustee and the Noteholders, either directly or through the Servicer as agent, and the Indenture Trustee is hereby directed by the Issuers to exercise such rights; provided, however, that the Indenture Trustee shall not be required to take any action pursuant to this Section 2.05(c) except upon written instructions from the Servicer or the Note Insurer, in each case, if the Servicer is otherwise unable to enforce such rights on behalf of the Indenture Trustee. The parties hereby agree that a carbon, photographic or other reproduction of this Indenture or any financing statement shall be sufficient as a financing statement in any State.

         (d) The pledge of the Pledged Property by the Issuers pursuant to this Indenture does not constitute and is not intended to result in an assumption by the Indenture Trustee, the Issuers, the Note Insurer or any Noteholder of any obligation (except for the obligation not to disturb an Obligor's right of quiet enjoyment) of the Originator, the applicable Originating Unit or the Servicer to any Obligor or other Person in connection with the Equipment, the Contracts, the Insurance Policies or any document in the Contract Files.

         Section 2.06 Intended Tax Characterization. The parties hereto agree that it is their mutual intent that, for all applicable tax purposes, the Notes will constitute indebtedness and that for all applicable tax purposes, accordingly, the Issuers will be treated as joint and several owners of the Pledged Property. Further, each party hereto and each Noteholder (by receiving and holding a Note), hereby covenants to every other party hereto and to every other Noteholder to treat the Notes as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with the treatment of the Notes as indebtedness for tax purposes unless otherwise directed by law, rule or regulation or order of any Governmental Authority. All successors and assigns of the parties hereto shall be bound by the provisions hereof.

         Section 2.07 Treasury Securities. In determining whether the Noteholders of the required outstanding principal balance of the Notes have concurred in any direction, waiver or consent, Notes owned by the Originator, the Servicer, any of the Transferors, either of the Issuers, any other obligor upon the Notes or an Affiliate of the Originator shall be considered as though not outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded.

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                                  ARTICLE III.

                     ACCOUNTS; ALLOCATION AND APPLICATION OF
                              THE PLEDGED PROPERTY

         Section 3.01 Collection Account. (a) The Servicer shall establish and maintain with the Indenture Trustee the Collection Account for the benefit of the Beneficiaries as an Eligible Bank Account, in the name of "UCP 99-1 LLC I and UCP 99-1 LLC II Equipment Contract Backed Notes, Series 1999-1 Collection Account, in trust for the registered holders of Equipment Contract Backed Notes, Series 1999-1." The Indenture Trustee shall make withdrawals from the Collection Account only as provided in this Indenture in amounts specified in a written direction of the Servicer. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Beneficiaries.

         (b) At the times indicated in this Section 3.01(b) or in Section 3.01(c) below, the following amounts (net of Excluded Amounts) shall be deposited in the Collection Account in immediately available funds:

                  (i) The Servicer shall deposit or cause to be deposited the aggregate amount of Collections;

                  (ii) The Servicer shall deposit the aggregate Servicer Advances payable pursuant to Section 4.03 of the Servicing Agreement;

                  (iii) The Servicer shall deposit any Purchase Amounts payable by it or by the Originator pursuant to Section 4.01 hereof;

                  (iv) Investment Earnings (excluding Pre-Funding Earnings and Capitalized Interest Earnings), as described in Section 3.03(a) hereof;

                  (v) The Indenture Trustee shall transfer from the Capitalized Interest Account the Capitalized Interest Requirement, if any, with respect to each Payment Date occurring during the Pre-Funding Period; and

                  (vi) The amount, if any, received by the Indenture Trustee as a result of a drawing on the Note Insurance Policy pursuant to Section 3.03(a) hereof.

         (c) The Servicer shall so transfer the aggregate amount of Collections no later than two Business Days after the Servicer's receipt of such amount. The Servicer shall so deposit the aggregate amount of Servicer Advances no later than the Determination Date immediately preceding each Payment Date. Except as otherwise expressly set forth in this Indenture, any other deposits and transfers of funds to be made pursuant to this Section 3.01 shall be made no later than the third Business Day immediately preceding the related Payment Date.

         Notwithstanding the foregoing, the Servicer may deduct from amounts otherwise payable to the Collection Account amounts previously deposited by the Servicer into the

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Collection Account but (i) subsequently uncollectable as a result of dishonor of the instrument of payment for or on behalf of the Obligor or (ii) later determined to have resulted from mistaken deposits.

         Section 3.02 Pre-Funding Account and Capitalized Interest Account.

         (a) The Indenture Trustee shall establish and maintain the Pre-Funding Account as one or more segregated trust accounts in the name of "UCP 99-1 LLC II Equipment Contract Backed Notes, Series 1999-1 Pre-Funding Account, in trust for the registered holders of Equipment Contract Backed Notes, Series 1999-1." The Indenture Trustee will make or permit withdrawals from the Pre-Funding Account only as provided in this Indenture in amounts specified in a written direction of the Servicer. On the Closing Date, the Indenture Trustee will deposit from the proceeds of the sale of the Notes, the Original Pre-Funded Amount in the Pre-Funding Account. At least one Business Day prior to each Subsequent Transfer Date, the Servicer, on behalf of LLC II, shall instruct the Indenture Trustee in writing to withdraw from the Pre-Funding Account and release to LLC II an amount equal to the aggregate Discounted Contract Principal Balance of the Subsequent Contracts to be transferred to LLC II as of the Subsequent Cut-Off Date upon satisfaction of each of the conditions set forth in Section 2.02 of the Receivables Transfer Agreement with respect to the transfer of Subsequent Contracts to LLC II. In addition, on or prior to each Payment Date, all Pre-Funding Earnings with respect to such Payment Date shall be transferred to the Capitalized Interest Account prior to the withdrawal of the Capitalized Interest Requirement from the Capitalized Interest Account. Any amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, less any undistributed Pre-Funding Earnings, shall be distributed by the Indenture Trustee on the Payment Date immediately following the end of the Pre-Funding Period to the Noteholders as a prepayment of principal in accordance with
Section 3.05(b).

         (b) The Indenture Trustee shall establish and maintain the Capitalized Interest Account as one or more segregated trust accounts in the name of "UCP 99-1 LLC I and UCP 99-1 LLC II Equipment Contract Backed Notes, Series 1999-1 Capitalized Interest Account, in trust for the registered holders of Equipment Contract Backed Notes, Series 1999-1." The Indenture Trustee shall make or permit withdrawals from the Capitalized Interest Account only as provided in this Indenture in amounts specified in a written direction of the Servicer. On the Closing Date, the Indenture Trustee will deposit from the proceeds of the sale of the Notes, the Capitalized Interest Account Deposit in the Capitalized Interest Account. On each Payment Date occurring during the Pre-Funding Period only, the Indenture Trustee shall transfer from the Capitalized Interest Account into the Collection Account the Capitalized Interest Requirement, if any, for such Payment Date. If on any Payment Date the amount on deposit in the Capitalized Interest Account exceeds the Capitalized Interest Required Reserve Amount, the Indenture Trustee will distribute such excess to the Issuers in accordance with their respective percentage interests of Certificates. Any amount remaining on deposit in the Capitalized Interest Account on the Payment Date immediately following the end of the Pre-Funding Period (after taking into account any transfer to be made from the Capitalized Interest Account into the Collection Account on such Payment Date) shall be released by the Indenture Trustee to the Issuers in accordance with their respective percentage interests of Certificates, and the Capitalized Interest Account shall thereafter be closed.

         Section 3.03 Investment of Monies Held in the Accounts; Subaccounts.

         (a) The Servicer shall direct the Indenture Trustee in writing to invest the amounts in each Account in Eligible Investments that mature not later than the Business Day immediately preceding the next Payment Date following the investment of such amounts. Eligible Investments shall not be sold or disposed of prior to their maturities. Investment Earnings on amounts held in the Collection Account shall be deposited in the Collection Account as earned. The amount of any Insured Payment shall be held uninvested.

         (b) The Indenture Trustee and the Servicer may, from time to time and in connection with the administration of any Account, establish and maintain with the Indenture Trustee one or more sub-accounts of any of the Accounts.

         (c) Any investment of funds in the Accounts shall be made in Eligible Investments held by a financial institution in accordance with the following requirements:

                  (i) all Eligible Investments shall be held in an account with such financial institution in the name of the Indenture Trustee;

                  (ii) all Eligible Investments held in such accounts shall be delivered to the Indenture Trustee in the following manner:

                           (A) with respect to bankers' acceptances, commercial
                  paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105 (1)(i) of the UCC (other than certificated securities) and are susceptible of physical delivery, transferred to the Indenture Trustee by physical delivery to the Indenture Trustee, indorsed to, or registered in the name of, the Indenture Trustee or its nominee or indorsed in blank; or such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Eligible Investments to the Indenture Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (B) with respect to a "certificated security" (as
                  defined in Section 8-102(a)(4) of the UCC), transferred:

                                    (1) by physical delivery of such
                           certificated security to the Indenture Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the mane of, the Indenture Trustee or indorsed in blank;

                                    (2) by physical delivery of such
                           certificated security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Indenture Trustee if the certificated security has been specially indorsed to the Indenture Trustee by an effective indorsement.

                           (C) with respect to any security issued by the U.S.
                  Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage

                  Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee of the purchase by the securities intermediary on behalf of the Indenture Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Indenture Trustee; or such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Eligible Investments to the Indenture Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (D) with respect to any "uncertificated security" (as
                  defined in Section 8-102(a)(18) of the UCC) that is not governed by clause (C) above, transferred:

                                    (1)(A) by registration to the Indenture
                           Trustee as the registered owner thereof, on the books and records of the issuer thereof, or

                                    (B) by registration to another Person (not a
                           securities intermediary) that either becomes the registered owner of the uncertificated security on behalf of the Indenture Trustee or, having become the registered owner, acknowledges that it holds for the Indenture Trustee; or

                                    (2) by the issuer thereof having agreed that
                           it will comply with instructions originated by the Indenture Trustee without further consent of the registered owner thereof;

                           (E) with respect to any "security entitlement" (as
                  defined in Section 8-102(a)(17) of the UCC):

                                    (1) if a securities intermediary

                                             (A) indicates by book-entry that a
                                    "financial asset" (as defined in Section
                                    8-102(a)(9) of the UCC) has been credited to the Indenture Trustee's "securities account" (as defined in Section 8-501(a) of the UCC),

                                             (B) receives a financial asset (as
                                    so defined) from the Indenture

                                    Trustee or acquires a financial asset for the Indenture Trustee, and in either case, accepts it for credit to the Indenture Trustee's securities account (as so defined),

                                             (C) becomes obligated under other
                                    law, regulation or rule to credit a
                                    financial asset to the Indenture Trustee's securities account, or

                                             (D) has agreed that it will comply
                                    with "entitlements orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Indenture Trustee, without further consent by the "entitlement holder" (as defined in Section 8.102(a)(7) of the UCC), and

                                    (2) such financial asset either is such
                           Eligible Investment or a security entitlement evidencing a claim thereto; and

                           (F) in each case of delivery contemplated pursuant to
                  clauses (A) through (E) of subsection (ii) hereof, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Eligible Investment is held in trust pursuant to and as provided in this Indenture.

Any cash held by the Indenture Trustee shall not be considered a "financial asset" for purposes of this Section 3.03(c). Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner with complies with this Section 3.03

         Section 3.04 The Note Insurance Policy.

         (a) On each Determination Date, the Servicer shall determine the Available Distribution Amount with respect to the immediately following Payment Date and shall inform the Indenture Trustee in writing no later than 10:00 a.m., New York City time, on such Determination Date of such Available Distribution Amount.

         (b) If the Servicer's Monthly Statement indicates that there will be an Available Funds Shortfall with respect to any Payment Date, the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Note Insurance Policy and submit such notice to the Note Insurer via facsimile transmission no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for an Insured Payment in an amount equal to such Available Funds Shortfall.

         (c) Upon receipt of Insured Payments from the Note Insurer, the Indenture Trustee shall immediately deposit such Insured Payments in the Collection Account and shall distribute such Insured Payments, or the proceeds thereof, in accordance with Section 3.05 hereof to the applicable Class A Noteholders exclusively. The parties hereto recognize that the making of an Insured Payment does not relieve any of the parties hereto of any obligation hereunder or under any of the Transaction Documents.

         (d) The Indenture Trustee shall (x) receive Insured Payments as attorney-in-fact of each of the Class A Noteholders and (y) disburse such Insured Payment to the Class A Noteholders as set forth in Section 3.05 hereof. The Note Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Section 3.05(b)(xiii) and Section 3.05(b)(xvii) hereof with respect to each Insured Payment made by the Note Insurer. The Indenture Trustee hereby agrees on behalf of each Class A Noteholder and the Issuers for the benefit of the Note Insurer that it recognizes that to the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Class A Noteholders, the Note Insurer will be entitled to receive the related Reimbursement Amount pursuant to Section 3.05(b)(xiii) and Section 3.05(b)(xvii) hereof.

         (e) The Class A Notes will be insured by the Note Insurer pursuant to the terms set forth in the Note Insurance Policy, notwithstanding any provisions to the contrary contained in this Indenture. All amounts received under the Note Insurance Policy shall be used solely for the payment to Class A Noteholders of principal on the applicable Class A Maturity Date and interest on the Class A Notes on each Payment Date and to repay amounts disgorged by Class A Noteholders as set forth in paragraph (f) below.

         (f) If a Responsible Officer of the Indenture Trustee at any time has actual knowledge that there will not be sufficient moneys in the Collection Account to make all required payments of principal and interest to the Class A Noteholders on the applicable Payment Date as set forth on the related Monthly Statement, the Indenture Trustee shall immediately notify the Note Insurer or its designee by telephone, promptly confirmed in writing by overnight mail or facsimile transmission, of the amount of such deficiency. In addition, if a Responsible Officer of the Indenture Trustee has actual notice that any of the Class A Noteholders have been required to disgorge payments of principal or interest on the Class A Note pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes a voidable preference to such Holders within the meaning of any applicable bankruptcy laws, then the Indenture Trustee shall notify the Note Insurer or its designees of such fact in writing by overnight mail or facsimile transmission. Such notice shall be in addition to the procedures set forth in the Note Insurance Policy for making a claim under the Note Insurance Policy.

         (g) To the extent that the Note Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Notes, the
Note Insurer shall be subrogated to the rights of the Holders of the Class A Notes to receive distributions of principal and interest in accordance with the terms hereof.

         (h) The parties hereto grant to the Note Insurer, for so long as (i) the Note Insurance Policy is then in effect in accordance with its terms and
(ii) a Note Insurer Default has not then occurred and is continuing, the right of prior approval of amendments or supplements to the Transaction Documents and of the exclusive exercise of any option, vote, right, power or the like available to the Class A Noteholders hereunder.

         (i) The Indenture Trustee shall surrender the Note Insurance Policy to the Note Insurer for cancellation upon the expiration of the Note Insurance Policy in accordance with the terms thereof.

         Section 3.05 Disbursements From Collection Account. (a) On each Payment Date prior to the declaration of an Event of Default hereunder, the Indenture Trustee shall pay the Available Funds then on deposit in the Collection Account with respect to the related Collection Period, as indicated on the Monthly Statement, as applicable, to the Persons to which such money is then due, calculated on the basis of and in accordance with the Monthly Statement for the related Collection Period; provided, however, that in the event the Servicer fails to deliver a Monthly Statement by a Payment Date the Indenture Trustee shall, nevertheless, in accordance with the priorities set forth in Section 3.05(b), pay interest on each Class of Notes from the sources of funding set forth herein, in each case in an amount with respect to each Class equal to the product of (i) one-twelfth (or, with respect to the Class A-1 Notes, a fraction, the numerator of which is the number of actual days in the related Interest Accrual Period, and the denominator of which is 360), (ii) the related Note Rate and (iii) the related Note Principal Balance, as reflected on the Monthly Statement most recently delivered by the Servicer (net of any principal payments in respect thereof on the immediately preceding Payment Date). After the declaration of an Event of Default hereunder, the Indenture Trustee shall distribute Available Funds in accordance with Section 8.07 hereof.

         (b) On each Payment Date, the Indenture Trustee shall pay the Available Funds then on deposit in the Collection Account with respect to the related Collection Period (plus, where indicated, amounts transferred from the Reserve Account, the Class B Reserve Account or the Class C Reserve Account, as applicable, or received from the Note Insurer) to the following Persons, in the following order of priority, without duplication:

                  (i) To the Servicer by wire transfer of immediately available funds, the aggregate amount of any Excluded Amounts inadvertently deposited in the Collection Account;

                  (ii) To any party entitled thereto, by check, any indemnity payments paid pursuant to any Contract, to the extent that such amounts are inadvertently deposited in the Collection Account;

                  (iii) To the Servicer by wire transfer of immediately available funds to the account designated in writing by the Servicer, the aggregate amount of the following:

                           (A) An amount equal to the unreimbursed Servicer
                  Advances (other than Servicer Advances for the current Collection Period);

                           (B) So long as UOG or any of its Affiliates is not
                  then acting as Servicer, an amount equal to the Servicer Fee owing on such Payment Date, plus any unpaid Servicer Fee owing from prior Collection Periods; and

                           (C) Any Servicing Charges inadvertently deposited in
                  the Collection Account;

                  (iv) To the Note Insurer by wire transfer of immediately available funds to the account designated in writing by the Note Insurer, an amount equal to the Premium Amount owing on such Payment Date, plus any unpaid Premium Amounts from prior Collection Periods;

                  (v) To the Indenture Trustee by wire transfer of immediately available funds to the account designated in writing by the Indenture Trustee, an amount equal to the Indenture Trustee Fees owing on such Payment Date, plus any unpaid Indenture Trustee Fees from prior Collection Periods, subject to the limitation set forth in Section 7.07(a)(ii) hereof;

                  (vi) To the Indenture Trustee by wire transfer of immediately available funds to the account designated in writing by the Indenture Trustee, an amount equal to the reimbursable expenses due and unpaid to the Indenture Trustee in accordance with and subject to Section 7.07(a)(ii) hereof;

                  (vii) To the Class A-1 Noteholders (including the Note Insurer as subrogee), the Class A-1 Note Interest for the related Collection Period, to the Class A-2 Noteholders (including the Note Insurer as subrogee), the Class A-2 Note Interest for the related Collection Period, to the Class A-3 Noteholders (including the Note Insurer as subrogee), the Class A-3 Note Interest for the related Collection Period, and to the Class A-4 Noteholders (including the Note Insurer as subrogee), the Class A-4 Note Interest for the related Collection Period, pari passu based on the interest due on each such Class of Notes, and, if the Available Funds are insufficient to pay such amounts, the deficiency will be funded from the following sources in the following order of priority: (A) from the amounts on deposit in the Reserve Account on such Payment Date, if any, and (B) from the Insured Payment made by the Note Insurer with respect to such Payment Date, if any;

                  (viii) To the Class B Noteholders, the Class B Note Interest, and, if the Available Funds are insufficient to pay such amount, the Class B Noteholders will receive such deficiency from the amounts on deposit in the Class B Reserve Account on such Payment Date, if any, available therefor, with any remaining deficiency from the amounts on deposit in the Reserve Account, if any, available therefor;

                  (ix) To the Class C Noteholders, the Class C Note Interest, and, if the Available Funds are insufficient to pay such amount, the Class C Noteholders will receive such deficiency from amounts on deposit in the Class C Reserve Account on such Payment Date, if any, available therefor, with any remaining deficiency from the amounts on deposit in the Reserve Account, if any, available therefor;

                  (x) Until the Class A-1 Note Principal Balance has been reduced to zero, to the Class A-1 Noteholders (including the Note Insurer as subrogee), the lesser of (a) the outstanding Class A-1 Note Principal Balance and (b) the Base Principal Amount, and, if such Payment Date is the Class A-1 Maturity Date, and the remaining Available Funds are insufficient to reduce the Class A-1 Note Balance to zero, the deficiency will be funded from the following sources in the following order of priority: (A) from the amounts on deposit in the Reserve Account on such Payment Date, if any, after making the payments of interest, if any, to the Class A, Class B and Class C Noteholders pursuant to clauses (vii), (viii) and (ix) on such Payment Date, and (B) from the Insured Payment made by the Note Insurer with respect to such Payment Date;

                  (xi) Until the Class A Note Principal Balance has been reduced to zero, to the other Class A Noteholders (including the Note Insurer as subrogee), the sum of (a) the Class A Base Principal Distribution Amount for such Payment Date and (b) any Class A Overdue Principal, such amount to be applied sequentially, with 100% of such amount being applied to reduce the applicable Note Principal Balance of the Class A Notes then outstanding and having the lowest numerical designation (e.g., first to the Class A-2 Notes) to zero before any principal payment is made to the next Class, and, if the Available Funds are insufficient to pay such amounts, the deficiency will be funded from the following sources in the following order of priority: (A) from the amounts on deposit in the Reserve Account on such Payment Date, if any, after making the payments of interest, if any, to the Class A, Class B and Class C Noteholders pursuant to clauses (vii), (viii) and (ix) on such Payment Date and the payment of principal, if any, to the Class A-1 Noteholders pursuant to clause (x) on such Payment Date, and (B) if such Payment Date is the Class A-2 Maturity Date, the Class A-3 Maturity Date or the Class A-4 Maturity Date, from the Insured Payment made by the Note Insurer with respect to such Payment Date;

                  (xii) To the Class D Noteholders, the Class D Note Interest;

                  (xiii) To the Note Insurer, the unpaid Reimbursement Amount, if any, subject to a maximum aggregate amount of $500,000, solely with respect to clause (ii) of the definition of Reimbursement Amount; provided, that such $500,000 limitation shall not apply to (a) any annual audit fees payable to the Independent Public Accountants in accordance with the Insurance Agreement and (b) any costs and expenses incurred by the Note Insurer after the occurrence of, and during the continuance of, a Restricting Event to the extent that such costs and expenses were incurred in the reasonable judgment of the Note Insurer to preserve the Pledged Property or improve the cashflow thereon;

                  (xiv) To the Servicer, so long as UOG or any of its Affiliates is then acting as Servicer, by wire transfer of immediately available funds to the account designated in writing by the Servicer, an amount equal to the Servicer Fee owing on such Payment Date, plus any unpaid Servicer Fee owing from prior Collection Periods;

                  (xv) On and after the Payment Date on which the Class A-1 Note Principal Balance has been reduced to zero, until the Class B Note Principal Balance has been reduced to zero, to the Class B Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class B Base Principal Distribution Amount for such Payment Date and (b) any Class B Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B Noteholders under this clause (xv), shall instead be paid to the Class A Noteholders (including the Note Insurer as subrogee) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above); and provided, further, that if the Available Funds are insufficient to pay such amount to the Class B Noteholders, the deficiency will be funded from the following sources in the following order of priority: (A) if such Payment Date is the Class B Maturity Date, from the amounts on deposit in the Class B Reserve Account on such Payment Date, if any, available therefor, after making the payment of interest, if any, pursuant to clause (viii) on such Payment Date, and (B) from the amounts on deposit in the Reserve Account on such Payment Date, if any, available therefor, after making the payments, if any, pursuant to clauses (vii),
         (viii), (ix), (x) and (xi) on such Payment Date;

                  (xvi) On and after the Payment Date on which the Class A-1 Note Principal Balance has been reduced to zero, until the Class C Note Principal Balance has been reduced to zero, to the Class C Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class C Base Principal Distribution Amount for such Payment Date and (b) any Class C Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class C Noteholders under this clause (xvi), shall instead be paid (a) to the Class A Noteholders (including the Note Insurer as subrogee) during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above) and (b) then to the Class B Noteholders as an additional reduction of the Class B Note Principal Balance up to the amount necessary to reduce the Class B Note Principal Balance to zero; and provided, further, that if the Available Funds are insufficient to pay such amount to the Class C Noteholders, the deficiency will be funded from the following sources in the following order of priority: (A) if such Payment Date is the Class C Maturity Date, from the amounts on deposit in the Class C Reserve Account on such Payment Date, if any, after making the payment of interest, if any, available therefor, pursuant to clause (ix) on such Payment Date, and (B) from the amounts on deposit in the Reserve Account on such Payment Date, if any, available therefor, after making the payments, if any, pursuant to clauses (vii), (viii), (ix), (x),
         (xi) and (xv) on such Payment Date;

                  (xvii) To the Note Insurer, the unpaid Reimbursement Amount, if any, to the extent not paid under clause (xiii) above;

                  (xviii) On and after the Payment Date on which the Note Principal Balances of all other classes of Notes have been paid to zero, until the Class D Note Principal Balance has been reduced to zero, to the Class D Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Class D Base Principal Distribution Amount, and (b) any Class D Overdue Principal; and provided, further, that if the Available Funds are insufficient to pay such amount to the Class D Noteholders, the deficiency will be funded from the amounts on deposit in the Reserve Account on such Payment Date, if any, available therefor, after making the payments, if any, pursuant to clauses (vii), (viii), (ix), (x), (xi),
         (xv) and (xvi) on such Payment Date;

                  (xix) To the Reserve Account, the amount necessary to maintain the amount on deposit therein (after giving effect to all withdrawals from the Reserve Account on such date) at the Requisite Amount for such Payment Date;

                  (xx) To the Indenture Trustee, the Indenture Trustee Expenses then due together with any Indenture Trustee Expenses from prior Collection Periods, to the extent not paid under clause (vi) above;

                  (xxi) To the Class B Noteholders, the amount of any Write-Down Amount previously allocated to the Class B Notes and not previously paid pursuant to this clause (xxi) or from excess amounts previously released from the Reserve Account or the Class B Reserve Account in accordance with Sections 3.06(c) and 3.07(c), respectively;

                  (xxii) To the Class C Noteholders, the amount of any Write-Down Amount previously allocated to the Class C Notes and not previously paid pursuant to this clause (xxii) or from excess amounts previously released from the Reserve Account or the Class C Reserve Account in accordance with Sections 3.06(c) and 3.08(c), respectively;

                  (xxiii) To the Class D Noteholders, the amount of any Write-Down Amount previously allocated to the Class D Notes and not previously paid pursuant to this clause (xxiii) or from excess amounts previously released from the Reserve Account in accordance with Section 3.06(c); and

                  (xxiv) To the Certificateholders, any remaining amounts, pro rata in accordance with their respective percentage interests; provided, however, that during the continuance of a Restricting Event, no distribution will be made to the Certificateholders. Instead, such amount will be paid to the most senior class of Notes then outstanding and then to each Class of Notes subordinate to such senior class of Notes in a "sequential-pay fashion" until the Note Principal Balance of each Class of Notes has been paid in full.

         (c) All payments to Noteholders shall be made on each Payment Date to each Noteholder of record on the related Record Date by check, or, if requested by such Noteholder, by wire transfer of immediately available funds to the account designated in writing in the form of Exhibit B hereto (or such other account as the Noteholder may designate in writing) delivered to the Indenture Trustee on or prior to the related Determination Date in amounts equal to such Noteholder's pro rata share (based on the Percentage Interest of such Noteholder in the related Class of Notes) of the payment in respect of such Class of Notes.

         Section 3.06 Reserve Account. (a) The Indenture Trustee shall establish and maintain the Reserve Account as one or more segregated trust accounts in the name of "UCP 99-1 LLC I and UCP 99-1 LLC II Equipment Contract Backed Notes, Series 1999-1 Reserve Account, in trust for the registered holders of Equipment Contract Backed Notes, Series 1999-1." The Indenture Trustee shall make or permit withdrawals from the Reserve Account only as provided in this Indenture in amounts specified in a written direction of the Servicer. On the

Closing Date, the Indenture Trustee shall deposit from the proceeds of the sale of the Notes, the Initial Reserve Account Deposit into the Reserve Account. In addition, on or prior to each Payment Date, all Reserve Account Earnings shall be deposited in the Reserve Account prior to making any withdrawals from the Reserve Account on each Payment Date.

         (b) On each Payment Date, the amount on deposit in the Reserve Account will be withdrawn by the Indenture Trustee, at the direction of the Servicer, to the extent necessary, to fund any deficiencies in the following amounts, in the following order of priority:

                  (i) the Class A Note Interest then due on each Class of Class A Notes;

                  (ii) the Class B Note Interest then due, but only after first exhausting the amounts on deposit in the Class B Reserve Account on such Payment Date;

                  (iii) the Class C Note Interest then due, but only after first exhausting the amounts on deposit in the Class C Reserve Account on such Payment Date;

                  (iv) the amount necessary to reduce the Note Principal Balance of any Class of Notes having its Maturity Date on such Payment Date to zero (in the order of priority among each such class of Notes, as each such class of Notes receives principal payments pursuant to Section 3.05(b)); but only, in the case of the Class B and Class C Notes, after exhausting the amounts on deposit in Class B Reserve Account or the Class C Reserve Account, as applicable, on such Payment Date;

                  (v) the Class A Base Principal Distribution Amount, plus any Class A Overdue Principal owing on such Payment Date;

                  (vi) the Class B Base Principal Distribution Amount, plus any Class B Overdue Principal owing on such Payment Date;

                  (vii) the Class C Base Principal Distribution Amount, plus any Class C Overdue Principal owing on such Payment Date; and

                  (viii) the Class D Base Principal Distribution Amount, plus any Class D Overdue Principal owing on such Payment Date.

         (c) On each Payment Date, following the payment in full of all Required Distributions, the remaining Available Funds, if any, shall be deposited in the Reserve Account in the amount necessary to maintain the amount on deposit in the Reserve Account at the Requisite Amount with respect to such Payment Date. On any Payment Date, if the amount on deposit in the Reserve Account (after giving effect to any withdrawals therefrom on such Payment Date in accordance with the foregoing) is in excess of the Requisite Amount with respect to such Payment Date, such excess shall be released to the holders of the Certificates in accordance with their respective percentage interests, unless a Restricting Event or an Event of Default has occurred and is continuing, in which case such excess will be retained in the Reserve Account. On the Payment Date on which the Note Principal Balance of each class of Notes has been paid in full, the amount remaining on deposit in the Reserve Account shall be released to the Certificateholders in accordance with their respective percentage interest of Certificates.

Notwithstanding the foregoing, prior to releasing any amounts from the Reserve Account to the Certificateholders on any Payment Date, such amount shall first be applied to repay any outstanding Write-Down Amounts allocated to the Subordinate Notes in the same order of priority as such Write-Down Amounts are to be repaid on each Payment Date in accordance with Section 3.05(b).

         Section 3.07 Class B Reserve Account. (a) The Indenture Trustee shall establish and maintain the Class B Reserve Account as one or more segregated trust accounts in the name of "UCP 99-1 LLC I and UCP 99-1 LLC II Equipment Contract Backed Notes, Series 1999-1 Class B Reserve Account, in trust for the registered holders of Equipment Contract Backed Notes, Series 1999-1, Class B." The Indenture Trustee shall make or permit withdrawals from the Class B Reserve Account only as provided in this Indenture in amounts specified in a written direction of the Servicer. On the Closing Date, the Indenture Trustee shall deposit from the proceeds of the sale of the Notes, the Class B Initial Reserve Account Requirement into the Class B Reserve Account. In addition, on or prior to each Payment Date, all Class B Reserve Account Earnings shall be deposited in the Class B Reserve Account prior to making any withdrawals from the Class B Reserve Account on each Payment Date.

         (b) On each Payment Date, the amount on deposit in the Class B Reserve Account will be withdrawn by the Indenture Trustee, at the direction of the Servicer, to the extent necessary, to fund any deficiencies in the following amounts, in the following order of priority:

                  (i)  the Class B Note Interest then due; and

                  (ii) on the Class B Maturity Date, the amount necessary to reduce the Class B Note Principal Balance to zero.

         (c) On any Payment Date, if the amount on deposit in the Class B Reserve Account (after giving effect to any withdrawals therefrom on such Payment Date in accordance with the foregoing) is in excess of the Class B Requisite Amount with respect to such Payment Date, such excess shall be released to the holders of the Certificates in accordance with their respective percentage interests, unless a Restricting Event or an Event of Default has occurred and is continuing, in which case the excess will be retained in the Class B Reserve Account. Following the initial deposit of the Class B Initial Reserve Account Requirement into the Class B Reserve Account, no additional amounts will be deposited into the Class B Reserve Account. On the Payment Date on which the Class B Note Principal Balance has been paid in full, the amount remaining on deposit in the Class B Reserve Account shall be released to the Certificateholders in accordance with their respective percentage interest of Certificates. Notwithstanding the foregoing, prior to releasing any amounts from the Class B Reserve Account to the Certificateholders on any Payment Date, such amount shall first be applied to repay any outstanding Write-Down Amounts allocated to the Class B Notes.

         Section 3.08 Class C Reserve Account. (a) The Indenture Trustee shall establish and maintain the Class C Reserve Account as one or more segregated trust accounts in the name of "UCP 99-1 LLC I and UCP 99-1 LLC II Equipment Contract

Backed Notes, Series 1999-1 Class C Reserve Account, in trust for the registered holders of Equipment Contract Backed Notes, Series 1999-1, Class C." The Indenture Trustee shall make or permit withdrawals from the Class C Reserve Account only as provided in this Indenture in amounts specified in a written direction of the Servicer. On the Closing Date, the Indenture Trustee shall deposit from the proceeds of the sale of the Notes, the Class C Initial Reserve Account Requirement into the Class C Reserve Account. In addition, on or prior to each Payment Date, all Class C Reserve Account Earnings shall be deposited in the Class C Reserve Account prior to making any withdrawals from the Class C Reserve Account on each Payment Date. On each Payment Date, the amount on deposit in the Class C Reserve Account will be withdrawn, to the extent necessary, to fund any deficiencies in the following amounts, in the following order of priority:

                  (i)  the Class C Note Interest then due; and

                  (ii) on the Class C Maturity Date, the amount necessary to reduce the Class C Note Principal Balance to zero.

         (b) On any Payment Date, if the amount on deposit in the Class C Reserve Account (after giving effect to any withdrawals therefrom on such Payment Date in accordance with the foregoing) is in excess of the Class C Requisite Amount with respect to such Payment Date, such excess shall be released to the holders of the Certificates in accordance with their respective percentage interests, unless a Restricting Event or an Event of Default has occurred and is continuing, in which case the excess will be retained in the Class C Reserve Account. Following the initial deposit of the of the Class C Initial Reserve Account Requirement into the Class C Reserve Account, no additional amounts will be deposited into the Class C Reserve Account. On the Payment Date on which the Class C Note Principal Balance has been paid in full, the amount remaining on deposit in the Class C Reserve Account shall be released to the Certificateholders in accordance with their respective percentage interest of Certificates. Notwithstanding the foregoing, prior to releasing any amounts from the Class C Reserve Account to the Certificateholders on any Payment Date, such amount shall first be applied to repay any outstanding Write-Down Amounts allocated to the Class C Notes.

         Section 3.09 Statements to Noteholders. (a) If the Servicer has delivered the Monthly Statement to the Indenture Trustee and the Note Insurer on the preceding Determination Date in accordance with Section 4.08 of the Servicing Agreement, then on each Payment Date, the Indenture Trustee will deliver to the Noteholders, the Initial Purchasers, the Note Insurer and the Rating Agencies a statement (which statement will be prepared by the Servicer not later than such preceding Determination Date and may be included in the Monthly Statement) setting forth the following information (per $1,000 of the Initial Class A Note Principal Amount, the Initial Class B Note Principal Amount, the Initial Class C Note Principal Amount or the Initial Class D Note Principal Amount (as the case may be) as to (i) and (ii) below):

                  (i) With respect to a statement to any Noteholder, the amount of each payment allocable to such Noteholder's Percentage Interest of the Class A, Class B, Class C or Class D Base Principal Distribution Amount and Class A, Class B, Class C or Class D Overdue Principal, as applicable;

                  (ii) With respect to a statement to any Noteholder, the amount of each payment allocable to such Noteholder's Percentage Interest of Class A-1, Class A-2,

         Class A-3, Class A-4, Class B, Class C or Class D Note Current Interest and Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C or Class D Overdue Interest, as applicable;

                  (iii) The aggregate amount of fees and compensation received by the Servicer pursuant to Section 3.05(b) hereof for the related Collection Period;

                  (iv) The aggregate Class A Note Principal Balance (and, individually, the Class A-1 Note Principal Balance, the Class A-2 Note Principal Balance, the Class A-3 Note Principal Balance, the Class A-4 Note Principal Balance), the aggregate Class B Note Principal Balance, the aggregate Class C Note Principal Balance, the aggregate Class D Note Principal Balance, the Class A Note Factor, the Class B Note Factor, the Class C Note Factor, the Class D Note Factor, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;

                  (v) The total unreimbursed Servicer Advances with respect to the related Collection Period;

                  (vi) The amount of Liquidation Proceeds for the related Collection Period and the amount of Liquidation Proceeds cumulatively since the Initial Cut-Off Date, the Aggregate Discounted Contract Principal Balances for all Contracts that became 60-Day Delinquent Contracts, Defaulted Contracts or Charged-Off Contracts (calculated immediately prior to the time such Contracts became Charged-Off Contracts) during the related Collection Period, and the Aggregate Discounted Contract Principal Balances for all Contracts that became and remain Charged-Off Contracts since the Initial Cut-Off Date (calculated immediately prior to the time such Contracts became Charged-Off Contracts);

                  (vii) The total number of Contracts and the Aggregate Discounted Contract Principal Balances thereof, together with the number and Aggregate Discounted Contract Principal Balances of all Contracts as to which the Obligors, as of the related Calculation Date, have missed one, two, three or four Scheduled Payments (including Final Scheduled Payments), and 60-Day Delinquent Contracts, Defaulted Contracts and Charged-Off Contracts reconveyed;

                  (viii) The amount on deposit in the Pre-Funding Account, the Capitalized Interest Account, the Reserve Account, the Class B Reserve Account and the Class C Reserve Account, in each case, after giving effect to all payments made on such Payment Date;

                  (ix) The amount of any Write-Down Amount allocated on such Payment Date with respect to each class of Subordinate Notes;

                  (x) The Class A Enhancement Percentage, the Delinquency Trigger Ratio, the Defaulted Contract Trigger Ratio and the Cumulative Net Charge-Off Ratio; and

                  (xi) The excess of the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the preceding Collection Period plus the amount on deposit in the Pre-Funding Account, if any, as of the end of the preceding Collection Period over the aggregate Note Principal Balances of all Classes of Notes at the end of such Payment Date, after reflecting all payments of principal and application of Write-Down Amounts.

         (b) By January 31 of each calendar year, commencing January 31, 2000, or as otherwise required by applicable law, the Indenture Trustee shall furnish to each Person who at any time during the immediately preceding calendar year was a Noteholder a statement prepared by the Servicer, and delivered to the Indenture Trustee, containing the applicable aggregate amounts paid to such Noteholder for such calendar year or, in the event such Person was a Noteholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder's preparation of federal income tax returns. In addition to the foregoing the Servicer and the Indenture Trustee (to the extent the Servicer has provided the necessary information to the Indenture Trustee) shall make available to Noteholders or the Note Insurer any other information provided to the Servicer or the Indenture Trustee or otherwise in the Indenture Trustee's possession reasonably requested by Noteholders or the
Note Insurer in connection with tax matters.

         (c) The Indenture Trustee shall promptly send to each Noteholder, each Initial Purchaser, the Note Insurer and to the Rating Agencies in writing:

                  (i) Notice of any breach by the Transferors, the Issuers, the Originator or the Servicer of any of their respective representations, warranties and covenants made in any of the Transaction Documents, of which a Responsible Officer of the Indenture Trustee has actual knowledge or received written notice;

                  (ii) A copy of each Servicer annual compliance statement delivered to the Indenture Trustee pursuant to Section 4.09 of the Servicing Agreement;

                  (iii) Notice of any breach by the Indenture Trustee of its representations and warranties set forth in Section 7.16 hereof of which a Responsible Officer has actual knowledge or received written notice;

                  (iv) Notice of the occurrence of any Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge or received written notice;

                  (v) Notice of any Event of Servicing Termination, default under the Insurance Agreement or any other default under any of the Transaction Documents of which a Responsible Officer of the Indenture Trustee has actual knowledge or received written notice; and

                  (vi) Notice of the resignation or removal of the Indenture Trustee.

Except as may be specifically provided herein, the Indenture Trustee shall have no obligation to seek to obtain any such information.

         Section 3.10 Application of Write-Down Amounts. On each Payment Date, after taking into account all distributions of principal on such Payment Date, the Servicer shall allocate the Write-Down Amount with respect to such Payment Date as follows:

                  (i) first, as a reduction in the Class D Note Principal Balance, until the Class D Note Principal Balance equals zero;

                  (ii) second, any remaining Write-Down Amount after application against the Class D Note Principal Balance shall be allocated as a reduction in the Class C Note Principal Balance, until the Class C Note Principal Balance equals zero; and

                  (iii) third, any remaining Write-Down Amount after application against the Class C Note Principal Balance shall be allocated as a reduction in the Class B Note Principal Balance of the Class B Notes, until the Class B Note Principal Balance equals zero.

         Section 3.11 Compliance With Withholding Requirements. Notwithstanding any other provisions of this Indenture, the Indenture Trustee, as paying agent for and on behalf of, and at the direction of the Servicer, shall comply with all federal withholding requirements respecting payments (or advances thereof) to Noteholders as may be applicable to instruments constituting indebtedness for federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the related Noteholder for all purposes of this Indenture. In no event shall the consent of Noteholders be required for any withholding.

                                  ARTICLE IV.

                        REMOVAL OF NON-CONFORMING PLEDGED
                       PROPERTY; SUBSTITUTION OF CONTRACTS

         Section 4.01 Removal of Non-Conforming Pledged Property. (a) Upon discovery by the Issuers, the Note Insurer, the Originator, the Servicer (or any of its successors or assigns) or in the case of the Indenture Trustee, upon actual knowledge of a Responsible Officer of the Indenture Trustee, of a breach of any of the representations or warranties set forth in Section 2.03 of the Servicing Agreement that materially and adversely affects any Contract, the related Equipment or the related Contract File, as the case may be, or if the Servicer fails to cause delivery of evidence of filing or copies of any UCC financing statement or delivery of any Certificate of Title in accordance with the Servicing Agreement or otherwise fails to satisfy the Filing Requirements (any such event, a "Warranty Event"), the party (including any such successor or assign) discovering such breach shall give prompt written notice to the other parties. On or before the second Payment Date following the month of its discovery or its receipt of notice of such breach or failure (or, at the Servicer's or the Originator's election, as applicable, any earlier date), in the event that any such breach or failure has not been cured as of such date in all material respects by the Originator or the Servicer, as the case may be, or waived as of such date by the Note Insurer, or if a Note Insurer Default has occurred and is continuing as of such date, by the Noteholders that together own Notes with an aggregate Percentage Interest in excess of 66 and 2/3%, the Servicer or the Originator, as the case may be, shall deposit (or cause to be deposited) in the Collection Account the Purchase Amount with respect to such Contract or replace such Contract with a Substitute Contract pursuant to Section
4.02 hereof. Any such nonconforming Contract so removed shall not be deemed to be a Charged-Off Contract for purposes of this Article IV.

         (b) The obligation of the Servicer or the Originator, as the case may be, to remove any property from the Pledged Property and to remit the Purchase Amount, as appropriate, with respect to the related Contract as to which a breach has occurred and is continuing shall constitute the sole remedy against the Servicer or the Originator, as the case may be, for such breach available to the Indenture Trustee, the Noteholders and the Note Insurer, except to the extent that such breach is the result of any fraud or willful misconduct on the part of the Servicer or the Originator, as the case may be.

         Section 4.02 Substitution of Contracts. (a) Subject to the provisions of Sections 4.02(b) through (d) hereof, (i) the Servicer may substitute one or more Contracts (each a "Substitute Contract"), transfer all of its right, title and interest in the related Substitute Conveyed Assets and terminate the security interest in the related Equipment with respect to any Contract that becomes a 60-Day Delinquent Contract, a Defaulted Contract, a Charged-Off Contract or is the subject of a Full Prepayment or a Casualty Loss, and (ii) the Servicer or the Originator, as the case may be, may substitute one or more Substitute Contracts, transfer all of its right, title and interest in the related Substitute Conveyed Assets and terminate the security interest in the related Equipment with respect to any Contract that is the subject of a Warranty Event.

         (b) Each Substitute Contract shall be a Contract (i) with respect to which all of the representations and warranties set forth in Section 2.03 of the Servicing Agreement were true as of the related Substitute Cut-Off Date, (ii) which has substantially similar characteristics as the Contract being replaced and (iii) which relates to the same Origination Pool. No Substitute Contract shall be selected by the Originator or the Servicer, as applicable, in a manner that it reasonably believes is adverse to the interests of the Noteholders or the Note Insurer (without giving effect to the Note Insurance Policy).

         (c) Prior to any substitution pursuant to this Section 4.02, (i) the related Contract File shall have been delivered to the Indenture Trustee at least two Business Days prior to such conveyance and the Indenture Trustee shall have issued a Custody Receipt with respect to such Contract File and (ii) the Indenture Trustee shall have received (A) an executed transfer agreement between the Issuers and the Originator or the Servicer, as applicable, providing for the unconditional sale and transfer of the Substitute Conveyed Assets by the Originator or the Servicer, as applicable, to the Issuers (such agreement, a "Substitute Transfer Agreement") and (B) the List of Substitute Contracts reflecting such substitution.

         (d) No such substitution under this Section 4.02 shall be permitted on any Substitute Transfer Date if:

                  (i) on a cumulative basis from the Closing Date, the sum of the Discounted Contract Principal Balances (as of the related Substitute Cut-Off Date) of such Substitute Contracts (excluding Substitute Contracts substituted pursuant to the

         Servicer's or the Originator's obligation, as applicable, under Section 4.01(a) hereof) would exceed ten percent (10%) of the sum of (x) the Initial Aggregate Discounted Contract Principal Balance and (y) the Original Pre-Funded Amount; or

                  (ii) as of the related Substitute Cut-Off Date, the Substitute Contracts then being transferred have a Discounted Contract Principal Balance that is less than the Discounted Contract Principal Balance of the Contracts being replaced.

         (e) Upon the replacement of a Contract with a Substitute Contract as described above, the security interest of the Indenture Trustee in such replaced Contract, the related Conveyed Assets and all proceeds thereon shall be terminated and the replaced Contract and the related Conveyed Assets shall be released from the lien of this Indenture.

         (f) The Servicer shall promptly deliver notice of any substitution pursuant to this Section 4.02 to the Note Insurer and the Rating Agencies.

         Section 4.03 Release of Property from the Pledged Property. (a) The Indenture Trustee when required by the Issuers and the provisions of this Indenture shall execute instruments provided to it in order to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture and the Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article IV shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         (b) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due the Indenture Trustee hereunder and the Note Insurer pursuant to the Insurance Agreement have each been paid, and the Note Insurance Policy has been returned by the Indenture Trustee to the Note Insurer for cancellation, release any remaining portion of the Pledged Property that secured the Notes from the lien of this Indenture and release to the Certificateholders (pro rata in accordance with their respective percentage interests) or any other Person entitled thereto any funds then on deposit in any of the Accounts and any subaccounts thereof. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 4.03(b) only upon receipt of an Issuers' Request accompanied by an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent to such release as set forth herein have been satisfied.

                                   ARTICLE V.

                         THE NOTES AND THE CERTIFICATES

         Section 5.01 The Notes and the Certificates. (a) The Notes will be issued in denominations of $100,000 and multiples of $1,000 in excess thereof (with the exception of one Note of each Class which may be issued in an odd amount) of the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, the Initial Class A-3 Note Principal Balance, the Initial Class A-4 Note Principal Balance, the Initial Class B Note Principal Balance, the Initial Class C Note Principal Balance and the Initial Class D Note Principal Balance, respectively. The Certificates shall not have denominations. Each Note shall represent a validly issued and binding obligation of the Issuers, but only if such Note has been executed on behalf of the Issuers by a Responsible Officer of each of the Issuers by manual or facsimile signature and authenticated on behalf of the Indenture Trustee by a Responsible Officer the Indenture Trustee by manual or facsimile signature. Certificate I and Certificate II shall represent undivided beneficial interests in the portion of the Pledged Property that is pledged by LLC I and LLC II, respectively, and each such Certificate shall be entitled to the benefits of this Indenture if such Certificate has been executed and authenticated on behalf of the Indenture Trustee by a Responsible Officer of the Indenture Trustee by manual or facsimile signature. Each Note and Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Issuers shall be valid and binding obligations, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Note or Certificate, as applicable, or did not hold such offices as of the date of such Note or Certificate, as applicable. No Note or Certificate, as applicable, shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note or Certificate, as applicable, a certificate of authentication substantially in the form set forth in the form of the Note of the related Class or Certificate, as applicable, each attached as Exhibits hereto, signed by the Indenture Trustee by manual or facsimile signature, and such signature upon any Note or Certificate, as applicable, shall be conclusive evidence, and the only evidence, that such Note or Certificate, as applicable, has been duly authenticated and delivered hereunder. All Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall be substantially in the forms set forth in Exhibits C-1, C-2, C-3 and C-4 hereto, respectively, all Class B Notes shall be substantially in the form set forth in Exhibit D-1 hereto, all Class C Notes shall be substantially in the form set forth in Exhibit D-2 hereto, all Class D Notes shall be substantially in the form set forth in Exhibit D-3 hereto, and each Certificate shall be in the form of Exhibit E hereto. Each Note and Certificate shall be dated the date of their authentication. Neither the Notes, the Certificates nor the Contracts are insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         (b) It is intended that the Class A Notes and the Class B Notes be registered so as to participate in a global book-entry system with the Issuers, as set forth herein. The Class A Notes and the Class B Notes shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note and Class B Note each with a denomination equal to the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, the Initial Class A-3 Note Principal Balance, the Initial Class A-4 Note Principal Balance and the Initial Class B Note Principal Balance, respectively. Upon initial issuance, the ownership of each such Note shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Indenture Trustee.

         The Issuers and the Indenture Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

         With respect to the Class A Notes and the Class B Notes registered in the Register in the name of Cede & Co., as nominee of the Depository, the Issuers and the Indenture Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds the Class A Notes and the Class B Notes from time to time as a trustee. Without limiting the immediately preceding sentence, the Issuers, the Servicer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any ownership interest in any the Class A Notes and the Class B Notes, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Noteholder, of any notice with respect to the Class A Notes and the Class B Notes or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a Noteholder, of any amount with respect to any distribution of principal or interest on the Class A Notes and the Class B Notes. No Person other than a Noteholder shall receive a certificate evidencing such Class A Notes and the Class B Notes.

         Upon delivery by the Depository to the Indenture Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Noteholders appearing as Noteholders at the close of business on a Record Date, the name "Cede & Co." in this Indenture shall refer to such new nominee of the Depository.

         (c) In the event that (i) the Depository or the Servicer advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Notes and the Class B Notes and the Servicer or the Depository is unable to locate a qualified successor or (ii) the Indenture Trustee at its sole option elects to terminate the book-entry system through the Depository, the Class A Notes and the Class B Notes shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Class A Notes and the Class B Notes shall be registered in the name of and deposited with a successor Depository operating a global book-entry system, as may be acceptable to the Servicer, or such Depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Class A Notes and the Class B Notes may be registered in whatever name or names Noteholders transferring the Class A Notes and the Class B Notes shall designate, in accordance with the provisions hereof; provided, however, that any such registration shall be at the expense of the Servicer.

         (d) Notwithstanding any other provision of this Indenture to the contrary, so long as any Class A Note or Class B Note is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Notes, as the case may be, and all notices with respect to such Notes, as the case may be, shall be made and given, respectively, in the manner provided in the Representation Letter.

         In the event any such Notes are issued in book-entry form with the
Depository: (i) the Indenture Trustee may deal with the Depository as the authorized representative of the related Noteholders; (ii) the rights of such Noteholders shall be exercised only through the Depository and shall be limited to those established by law and agreement between such Noteholders and the Depository; (iii) the Depository will make book-entry transfers among the Direct Participants of the Depository and will receive and transmit distributions of principal and interest on the related Notes to such Direct Participants; and
(iv) the Direct Participants of the Depository shall have no rights under this Indenture under or with respect to any of such Notes held on their behalf by the Depository, and the Depository may be treated by the Indenture Trustee and its agents, employees, officers and directors as the absolute owner of such Notes for all purposes whatsoever.

         (e) No transfer of any Note shall be made unless such transfer is made in a transaction which does not require registration or qualification under the Securities Act or qualification under any state securities laws. By acceptance of its Note, the transferee of any Class A Note or Class B Note will be deemed to have represented that such transfer was made in reliance on Rule 144A under the Securities Act. If a transfer of any Class C Note or Class D Note is to be made in reliance upon an exemption from the Securities Act other than Rule 144A thereunder, (A) the Indenture Trustee shall receive an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, describing the applicable exemption and the basis therefor, which Opinion of Counsel shall not be an expense of the Originator, the Depositor, the Servicer, the Issuers or the Indenture Trustee or (B) the Indenture Trustee shall require the transferee to execute a certification, substantially in the form of Exhibit F hereto, setting forth the facts surrounding such transfer. In the event that a transfer of any Class C Note or Class D Note is to be made in reliance on Rule 144A under the Securities Act, the related Noteholder shall cause its prospective transferee to execute and deliver a certificate substantially in the form of Exhibit G hereto; provided, however, that with respect to any sale of any Class C Note or Class D Note by an investment company registered under the Investment Company Act of 1940, as amended, made in reliance on Rule 144A, the related Noteholder may (in lieu of delivering a certificate in the form of Exhibit G) deliver to the Indenture Trustee a certificate in the form of Exhibit H hereto with a copy of a Qualified Institutional Buyer Certificate in the form of Addendum 1 thereto. The Servicer promptly shall furnish to any Holder, or any prospective purchaser designated by a Holder, the information required to be delivered to Holders and prospective purchasers of Notes in connection with the resale of the Notes to permit compliance with Rule 144A in connection with such resale. No Note may be subdivided for resale or other transfer into a unit smaller than a unit the initial offering price of which would have been in the aggregate $100,000. No resale or other transfer of Class C Notes or Class D Notes may be made to a nonresident alien individual, foreign corporation or other non-United States person.

         (f) Notwithstanding anything else contained in this Indenture, neither the Indenture Trustee nor the Note Registrar shall effect the registration of any transfer of any Class C Note or Class D Note (i) unless, prior to such transfer, the Indenture Trustee shall have received from the related Noteholder (with a copy to each Rating Agency) an Opinion of Counsel to the effect that such transfer will not result in either of the Issuers becoming subject to taxation as an association taxable as a corporation or (ii) if following such transfer the sum of (a) the number of Holders of Class C Notes and Class D Notes, and (b) the number of Certificateholders, would be more than 99.

         Section 5.02 Initial Issuance of Notes and Certificates. The Indenture Trustee shall, upon the written instruction of the Issuers, in exchange for the Pledged Property, authenticate and deliver (i) the Notes executed by the Issuers in authorized denominations equaling in the aggregate the Initial Class A Note Principal Balance, the Initial Class B Note Principal Balance, the Initial Class C Note Principal Balance and the Initial Class D Note Principal Balance, respectively, and (ii) Certificate I and Certificate II.

         Section 5.03 Registration of Transfer and Exchange of Notes and Certificates. (a) The Indenture Trustee, as initial Note Registrar, shall maintain, or cause to be maintained, at the Corporate Trust Office, a register (the "Register") in which the Indenture Trustee shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. All Notes shall be so registered.

         (b) Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuers shall execute, and the Indenture Trustee shall authenticate and deliver, subject to the requirements of Sections 5.01(e) and (f) hereof in the case of the Class C and Class D Notes, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of the same Class, of a like aggregate Percentage Interest in the related Class of Notes, dated the date of such authentication.

         (c) At the option of a Noteholder or the holder of a Certificate, Notes or a Certificate, as the case may be, may be exchanged for other Notes of the same class (of authorized denomination) of a like Percentage Interest in the related Class of Notes, or such Certificate, as the case may be, upon surrender of the Notes or the Certificates, as applicable, to be exchanged at any such office or agency. Whenever any Notes or Certificates are so surrendered for exchange, the Issuers shall execute, and the Indenture Trustee shall authenticate and deliver the Note or Certificate, as applicable, that the Noteholder or the holder of such Certificate, as the case may be, making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer shall be accompanied by a written instrument of transfer substantially in the form of Exhibit I hereto, duly executed by the Noteholder thereof or its attorney duly authorized in writing.

         (d) No service charge shall be made for any registration of transfer of any Note or for the exchange of any Note or Certificate, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of any Note or exchange of any Note or Certificate.

         (e) All Notes surrendered for registration of transfer and all Notes and any Certificate surrendered for exchange shall be delivered to the Indenture Trustee and cancelled and subsequently destroyed by the Indenture Trustee in accordance with its customary practices in effect from time to time.

         (f) Notwithstanding anything to the contrary herein, a Certificate shall not be transferable under any condition except to either Issuer, special purpose, bankruptcy remote Affiliates of either Issuer or the members, at any time, of either of the Issuers, and each of the Issuers, by accepting the Certificate, agrees absolutely and unconditionally that it shall not sell any or all of its interest in the Certificate to any other Person. Any transfer of any or all of the interest in the Certificate in violation of the foregoing shall be null and void and of no effect. Prior to any transfer of a Certificate to either Issuer (other than upon initial issuance thereof on the Closing Date), a special purpose, bankruptcy remote affiliate of either Issuer or the Members, at any time, of either of the Issuers, the transferring Issuer shall deliver to the Indenture Trustee and the Note Insurer an Opinion of Counsel to the effect that such transfer will not result in either of the Issuers (i) becoming subject to taxation as an association taxable as a corporation and (ii) becoming substantively consolidated with UniCapital Funding, the Originator or any of the Originating Units in the event of a bankruptcy of UniCapital Funding, the Originator or any of the Originating Units. Prior to the execution of any financing agreement for a Certificate, the Rating Agencies shall have confirmed that there shall be no downgrade in the rating of the Notes as a direct result of the execution of such financing agreement. Each of the Issuers agrees to provide to the Rating Agencies any information necessary for the Rating Agency to make such a confirmation. The Issuers will deliver a copy of any such confirmation to the Indenture Trustee.

         (g) The Note Registrar shall not register the transfer of any Note (other than the transfer of a Class A Note or a Class B Note to the nominee of the Depository or a successor depository) unless the transferee has executed and delivered to the Indenture Trustee a certification to the effect that either (i) the transferee is not (A) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or (B) a plan (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code (each of the foregoing, a "Benefit Plan"), and is not acting on behalf of or investing the assets of a Benefit Plan, or (ii) the transferor is acquiring a Class A Note or a Class B Note and the transferee's acquisition and continued holding of the Note will be covered by a U.S. Department of Labor Prohibited Transaction Class Exemption. Each transferee of a beneficial interest in a Class A Note or a Class B Note that is registered in the name of, and deposited with, a depository operating a global book-entry system shall be deemed to make one of the foregoing representations.

         Section 5.04 Mutilated, Destroyed, Lost or Stolen Notes and Certificates. If any mutilated Note or Certificate is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note or Certificate, and
(a) there is delivered to the Issuers and the Indenture Trustee such security or indemnity satisfactory to each of them as may be required by them to save each of them harmless (provided, that with respect to a Noteholder which is an insurance company whose long-term debt or claims paying ability is rated investment grade or better by Moody's and S&P at such time, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Indenture Trustee that any such Note or Certificate has been acquired by a bona fide purchaser, the Issuers shall execute and the Indenture Trustee shall authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note or Certificate, as applicable, a new Note of like Class and Percentage Interest or a replacement Certificate, as applicable. In connection with the issuance of any new Note or Certificate under this Section 5.04, the Indenture Trustee may require the payment by the Noteholder or the Certificateholder, as the case may be, of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Note or Certificate issued pursuant to this
Section 5.04 shall constitute a Note or Certificate, as applicable, duly issued by the Issuers, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

         Section 5.05 Persons Deemed Owners. The Indenture Trustee and the Note Insurer may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to Section 3.05 hereof and for all other purposes whatsoever, and the Note Insurer and the Indenture Trustee shall not be affected by any notice to the contrary.

         Section 5.06 Access to List of Noteholders' Names and Addresses. (a) The Indenture Trustee will furnish or cause to be furnished to the Servicer within five days after each Record Date and within 15 days after receipt by the Indenture Trustee of a request therefor from the Servicer in writing, a list of the names and addresses of the Noteholders as of the most recent Record Date. If one or more Noteholders representing an aggregate Percentage Interest of any Class of Notes of not less than 25% (an "Applicant") shall apply in writing to the Indenture Trustee, and such application shall state that the Applicant desires to communicate with other Noteholders with respect to its rights under this Indenture or under the Notes, then the Indenture Trustee shall, within five Business Days after the receipt of such application, send such notice to the current list of Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Issuers, the Servicer and the Indenture Trustee that none of the Issuers, the Servicer, the Indenture Trustee nor any of their respective Affiliates shall be held accountable by reason of the disclosure of any such information, regardless of the source from which such information was derived.

         Section 5.07 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where required, to the Issuers, the Note Insurer or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Indenture Trustee, the Issuers, the Originator and the Servicer, if made in the manner provided in this Section 5.07.

         (b) The fact and date of the execution by any Noteholder of any such instrument or writing may be proven in any reasonable manner which the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proven by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind every holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or omitted to be done by the Indenture Trustee, the Issuers or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 5.08 No Proceedings; Limited Recourse. By its acceptance of a Note or a Certificate, as applicable, each Noteholder and Certificateholder shall be deemed to have agreed (a) that it will not directly or indirectly institute, or cause to be instituted, or cooperate with others in instituting, against either of the Issuers any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of either of the Issuers, (b) that the Notes and the Certificates are limited recourse obligations of the Issuers that may be satisfied only out of the Pledged Property and do not constitute a claim against the Issuers if cash flow from the Pledged Property is insufficient to repay the Notes or satisfy the Certificates in full, and (c) that it has no rights in or with respect to any assets of the Issuers other than the Pledged Property, including, but not limited to, any assets collateralizing other debt obligations of the Issuers. Notwithstanding the foregoing, to the extent that any Noteholder or Certificateholder is deemed to have any interest in any assets of the Issuers pledged to secure other debt obligations of the Issuers, by its acceptance of a Note or a Certificate, as applicable, each Noteholder and each Certificateholder shall be deemed to agree that its interest in those assets is subordinate to claims or rights of the holders of such other debt obligations, and that its agreement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

                                   ARTICLE VI.

                                   THE ISSUERS

         Section 6.01 Liability of the Issuers. (a) The Issuers shall be joint and severally liable for payments in respect of the Notes in accordance herewith only to the extent of the obligations specifically undertaken by the Issuers herein.

         Section 6.02 Limitation on Recourse to the Issuers. The claims of the Indenture Trustee, the Note Insurer, the Servicer, the Noteholders or any other Person hereunder against the Issuers for amounts due and owing to such Persons hereunder, under the Notes or under any other Transaction Document to which such Person is a party are limited recourse against the Issuers and are payable by the Issuers solely out of Available Funds on each Payment Date in accordance with the priorities set forth in Section 3.05(b) hereof.

         Section 6.03 Indemnity for Liability Claims. The Issuers shall indemnify, defend and hold harmless the Indenture Trustee (which shall include any of its directors, employees, officers and agents), the Noteholders and the
Note Insurer against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, repossession or operation of the Equipment to the extent not paid by the Servicer pursuant to
Section 5.01 of the Servicing Agreement; provided, however, that such amounts shall be payable solely from amounts payable to the Issuers pursuant to Section 3.05(b)(xxiv) hereof and is otherwise non-recourse to the Issuers.

         Section 6.04 Liabilities. Notwithstanding any provision of this Indenture, by entering into this Indenture, the Issuers agree to be jointly and severally liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those losses incurred by a Noteholder in the capacity of an investor in the Notes) imposed on or asserted against the Issuers or otherwise arising out of or based on the arrangements created by this Indenture (to the extent of the Pledged Property remaining after the Noteholders and the Note Insurer have been paid in full are insufficient to pay such losses, claims, damages or liabilities).

         Section 6.05 Annual Statement as to Compliance. The Issuers will deliver to the Indenture Trustee, the Note Insurer, each of the Initial Purchasers and the Rating Agencies, within 120 days after the end of each fiscal year of the Issuers (commencing with the fiscal year ended December 31, 1999), an Officers' Certificate stating, as to the Authorized Officers signing such Officers' Certificate, that:

                  (i) a review of the activities of the Issuers during such year and of the performance of the Issuers under this Indenture has been made under such Authorized Officers' supervision; and

                  (ii) to the best of such Authorized Officers' knowledge, based on such review, each of the Issuers has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

         Section 6.06 Payment of Principal and Interest. The Issuers will pay or cause to be duly and punctually paid the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuers to such Noteholder for all purposes of this Indenture.

         Section 6.07 Maintenance of Office or Agency. The Note Registrar shall, and the Indenture Trustee, as initial Note Registrar agrees to, maintain in the city in which the Corporate Trust Office is located, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Indenture Trustee will give prompt written notice to the Issuers of the location, and of any change in the location, of any such office or agency.

         Section 6.08 Money for Payments to be Held in Trust. On or before each Payment Date, the Servicer on behalf of the Issuers shall deposit or cause to be deposited in the Collection Account, but only from the sources described herein, an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the paying agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

         The Servicer on behalf of the Issuers will cause each paying agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the Note Insurer an instrument in which such paying agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as paying agent, it hereby so agrees), subject to the provisions of this Section, that such paying agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Indenture Trustee notice of any default by the Issuers (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such paying agent;

                  (iv) immediately resign as a paying agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a paying agent at the time of its appointment; and

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any paying agent to pay to the Indenture Trustee all sums held in trust by such paying agent, such sums to be held by the Indenture Trustee upon the same terms as those upon which the sums were held by such paying agent; and upon such a payment by any paying agent to the Indenture Trustee, such paying agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any paying agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuers; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof (but only to the extent of the amounts so paid to the Issuers), and all liability of the Indenture Trustee or such paying agent with respect to such trust money shall thereupon cease; provided, however, that, if such money or any portion thereof had been previously deposited by the Note Insurer with the Indenture Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Note Insurer, such amounts shall be paid promptly to the Note Insurer upon receipt of a written request by the Note Insurer to such effect; and provided, further, that the Indenture Trustee or such paying agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers. The Indenture Trustee shall also adopt and employ, at the expense of the Issuers, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any paying agent, at the last address of record for each such Holder).

         Section 6.09 Existence. Except as otherwise permitted by the provisions of Section 6.13, each of the Issuers will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Nevada, and each of the Issuers will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Pledged Property.

         Section 6.10 Protection of Pledged Property. Each of the Issuers intends the security interest granted pursuant to this Indenture in favor of the Indenture Trustee, the Note Insurer, the Certificateholders and the Noteholders, as their interests appear herein, to be prior to all other liens in respect of the Pledged Property, and the Issuers shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Noteholders, the Certificateholders and the Note Insurer, a first lien on and a first priority, perfected security interest in the Pledged Property; provided, that with the respect to the Equipment included in the Pledged Property, the Issuers shall only be required to comply with the Filing Requirements. The Issuers will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements (subject to the Filing Requirements), continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                  (i) grant more effectively all or any portion of the Pledged Property;

                  (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee, for the benefit of the Noteholders, the Certificateholders and the Note Insurer, created by this Indenture or carry out more effectively the purposes hereof;

                  (iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

                  (iv) enforce any of the Pledged Property;

                  (v) preserve and defend title to the Pledged Property and the rights of the Indenture Trustee in such Pledged Property against the claims of all persons and parties; and

                  (vi) pay all taxes or assessments levied or assessed upon the Pledged Property when due.

Each of the Issuers hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee or the Note Insurer pursuant to this Section 6.10.

         Section 6.11 Performance of Obligations; Servicing of Receivables. (a) Neither of the Issuers will take any action and each of the Issuers will use commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Pledged Property or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the other Transaction Documents or any other instrument or agreement.

         (b) Each of the Issuers may contract with other Persons acceptable to the Note Insurer to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Note Insurer in an Officer's Certificate of each of the Issuers shall be deemed to be action taken by the Issuers.

         (c) Each of the Issuers will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements included in the Pledged Property, including, but not limited to, preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

         (d) If a Responsible Officer of either of the Issuers shall have actual knowledge of the occurrence of an Event of Servicing Termination under the Servicing Agreement, the Issuers shall promptly notify the Indenture Trustee, the Note Insurer and the Rating Agencies in writing thereof, and shall specify in such notice the action, if any, the Issuers are taking in respect of such default. If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Contracts, the Issuers shall take all reasonable steps available to it to remedy such failure.

         Section 6.12 Negative Covenants. So long as any Notes are Outstanding, neither of the Issuers shall:

                  (i) except as expressly permitted by this Indenture or the Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of such Issuer (other than the Certificates in accordance with Section 5.03(f)), including those included in the Pledged Property, unless directed to do so by the Note Insurer;

                  (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Pledged Property; or

                  (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the

         Pledged Property or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on Equipment and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Pledged Property (other than the Equipment, which is subject only to the Filing Requirements) or (D) amend, modify or fail to comply with the provisions of the Transaction Documents without the prior written consent of the Note Insurer;

         Section 6.13 Issuers May Consolidate, Etc. Only on Certain Terms. (a) Neither of the Issuers shall consolidate or merge with or into any other Person, unless:

                  (i) the Person (if other than the Issuers) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee and the Note Insurer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuers to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Event of Default or Restricting Event shall have occurred and be continuing;

                  (iii) the Issuers shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Note Insurer) to the effect that (a) such transaction will not have any material adverse tax consequence to the Issuers, the Note Insurer or any Noteholder, and (b) the Person (if other than the Issuers) formed by or surviving such consolidation or merger would not be substantively consolidated with UniCapital Funding, the Originator or any of the Originating Units in the event of a bankruptcy of UniCapital Funding, the Originator or any of the Originating Units;

                  (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                  (v) the Issuers shall have delivered to the Indenture Trustee and the Note Insurer an Officers' Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act);

                  (vi) the Rating Agencies have confirmed that such transaction will not result in the reduction or withdrawal of any rating on any Class of Notes; and

                  (vii) the Note Insurer has given its prior written consent.

         (b) Neither of the Issuers shall convey or transfer all or substantially all of its properties or assets (other than the Certificates in accordance with Section 5.03(f)), including those included in the Pledged Property, to any Person, unless:

                  (i) the Person that acquires by conveyance or transfer the properties and assets of such Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee and the Note Insurer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Transaction Documents on the part of the Issuers to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, and (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuers against and from any loss, liability or expense arising under or related to this Indenture and the Notes;

                  (ii) immediately after giving effect to such transaction, no Event of Default or Restricting Event shall have occurred and be continuing;

                  (iii) the Issuers shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Note Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Issuers, the Note Insurer or any Noteholder;

                  (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                  (v) the Issuers shall have delivered to the Indenture Trustee and the Note Insurer an Officers' Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act);

                  (vi) the Rating Agencies have confirmed that such transaction will not result in the reduction or withdrawal of any rating on any Class of Notes; and

                  (vii) the Note Insurer has given its prior written consent.

         Section 6.14 Successor or Transferee. (a) Upon any consolidation or merger of either of the Issuers in accordance with Section 6.13, the Person formed by or surviving such consolidation or merger (if other than such Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of either of the Issuers pursuant to Section 6.13(b), such Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of such Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Note Insurer stating that such Issuer is to be so released.

         Section 6.15 No Other Business. Neither of the Issuers shall engage in any business other than financing, purchasing, owning, selling and managing the Receivables and the Certificates in the manner contemplated by this Indenture and the other Transaction Documents and activities incidental thereto.

         Section 6.16 No Borrowing. Neither of the Issuers shall issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes, (ii) obligations owing from time to time to the Note Insurer and (iii) any other Indebtedness permitted by or arising under the Transaction Documents. The proceeds of the Notes shall be used exclusively to fund each Issuer's purchase of Contracts and the other assets constituting the Pledged Property and to pay each Issuer's organizational, transactional and start-up expenses.

         Section 6.17 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the other Transaction Documents, the Issuers shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become continently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 6.18 Capital Expenditures. Neither of the Issuers shall make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personal).

         Section 6.19 Compliance with Laws. The Issuers shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of either of the Issuers to perform its obligations under the Notes, this Indenture or any other Transaction Document.

         Section 6.20 Further Instruments and Acts. Upon request of the Indenture Trustee or the Note Insurer, each of the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the other Transaction Documents.

                                  ARTICLE VII.

                              THE INDENTURE TRUSTEE

         Section 7.01 Duties of Indenture Trustee. (a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform as to form to the requirements of this Indenture. No acceptance of, or reliance on, any such item by the Indenture Trustee shall constitute a representation by the Indenture Trustee of the enforceability or sufficiency of such item.

         (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own gross negligence, bad faith or willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture; the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture; no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and, if specifically required to be furnished pursuant to any provision of this Indenture, conforming to the requirements of this Indenture;

                  (ii) The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it shall be proved that the Indenture Trustee was grossly negligent or engaged in willful misconduct in ascertaining the pertinent facts;

                  (iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture, pursuant to the direction of the Controlling Parties, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising, suffering or omitting to take any trust or power conferred upon the Indenture Trustee, under this Indenture;

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

                  (iv) The Indenture Trustee shall not be charged with knowledge of any Event of Servicing Termination, any Event of Default or Restricting Event unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such failure or event or the Indenture Trustee receives written notice of such failure or event from the Servicer, the Issuers, the Note Insurer or any Noteholder; and

                  (v) The Indenture Trustee shall have no duty to monitor the performance of the Servicer, nor shall it have any liability in connection with the malfeasance or nonfeasance by the Servicer. The Indenture Trustee shall have no liability in connection with compliance of the Servicer or the Issuers with statutory or regulatory requirements related to the Contracts or the related Equipment. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Contracts or related Equipment or the validity or sufficiency of any assignment of the Contracts to the Issuers or the Indenture Trustee. The Indenture Trustee shall have no obligation or liability in respect of the maintenance of casualty or liability insurance in connection with the Contracts or the related Equipment.

         (d) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Indenture or the Servicing Agreement except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.

         (e) On each Determination Date, the Indenture Trustee shall give notice, by facsimile, to a Servicing Officer of the Servicer and the Note Insurer if the Available Funds on deposit in the Collection Account as of such Determination Date is less than the amount indicated in the Monthly Statement.

         (f) The Indenture Trustee shall promptly notify the Note Insurer upon obtaining actual knowledge or receipt of written notice by a Responsible Officer of the Indenture Trustee of: (a) any proposed change herein or supplement hereto; (b) the occurrence of any Event of Default, Event of Servicing Termination or Restricting Event actually known to a Responsible Officer of the Indenture Trustee; (c) any proposed change of the Indenture Trustee hereunder;
(d) any matter to be put to the Noteholders for a vote hereunder; (e) any proposed exercise by the Noteholders of any option, vote, right, power or the like hereunder; and (f) any other matter, notice of which is required hereunder to be given to any of the Noteholders or to the Indenture Trustee.

         Section 7.02 Eligible Investments. The Servicer shall direct the Indenture Trustee to invest in Eligible Investments, as further specified from time to time by written notice to the Indenture Trustee executed by a Servicing Officer, any cash amounts deposited in the Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Reserve Account, the Class B Reserve Account and the Class C Reserve Account pursuant to the terms of this Indenture or the Servicing Agreement, immediately upon deposit of any such cash amounts; provided, however, that each such Eligible Investment (i) shall mature no later than the Business Day immediately preceding the Payment Date in respect of the Collection Period during which such deposit was made and (ii) shall not be sold or disposed of prior to its maturity. The Indenture Trustee shall not be liable or responsible for the selection of or losses on any investments made by it pursuant to and in compliance with such instructions of the Servicer pursuant to this Section 7.02. In the absence of such written direction, the Indenture Trustee shall invest such amounts in money market funds which comply with the requirements of clause (a)(iv) of the definition of Eligible Investments.

         Section 7.03 Indenture Trustee's Assignment of Contracts. If in any enforcement suit or legal proceeding it is held, or in connection with the collection of a Charged-Off Contract the Servicer or its assigns reasonably anticipates, that the Servicer or its assigns may not or will not be able to enforce a Contract on the ground that neither the Servicer nor its assigns is a real party in interest or a holder entitled to enforce the Contract, then the Indenture Trustee shall, at the Servicer's or its assigns' expense and direction, take such steps as the Indenture Trustee is reasonably directed to take to enforce the Contract, including (i) bringing suit in the Indenture Trustee's name or the names of the Noteholders and the Note Insurer and (ii) executing and delivering all such instruments or documents prepared by the Servicer as shall be required to transfer title to a Contract to the Servicer or its assigns or otherwise enforce such Contract.

         Section 7.04 Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 7.01:

                  (i) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Indenture Trustee may consult with counsel, and any Opinion of Counsel or advice shall constitute full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel or advice;

                  (iii) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture unless such Noteholders shall have offered to the Indenture Trustee such security or indemnity satisfactory to it against the costs, expenses, and liabilities that may be incurred therein or thereby that are reasonable in the opinion of the Indenture Trustee; provided, however, that nothing contained herein shall relieve the Indenture Trustee of the obligations, upon the occurrence of an Event of Default (that has not been cured), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of skill and care in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs;

                  (iv) The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (v) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge and after the curing of all Events of Default that may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Note Insurer or the Holders of Notes evidencing Percentage Interests of not less than 25% of the Notes; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the requesting party; and

                  (vi) The Indenture Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian. The Indenture Trustee shall not be responsible for the misconduct, negligence or for the supervision of any of the Indenture Trustee's agents or attorneys appointed with due care by the Indenture Trustee hereunder or that of the Originator, the Servicer or the Issuers.

         Section 7.05 Indenture Trustee Not Liable for Notes, Certificates or Contracts. Neither the Notes nor the Certificates represent an obligation issued by the Indenture Trustee or any Affiliate thereof. The Notes and the Certificates, in accordance with their respective terms and the terms of this Indenture, provide recourse only to the Pledged Property and, with respect to the Class A Notes, the Note Insurance Policy. The Indenture Trustee does not assume any responsibility for the accuracy of the statements herein or in the Notes or the Certificates (other than as set forth in Section 7.16 and the certificate of authentication on the Notes and the Certificates). The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or the Certificates (other than the certificate of authentication on the Notes and the Certificates) or of any Contract or related document. The Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any security interest in any Equipment or any Contract, to the perfection or priority thereof, or to the efficacy of the Issuers or any portion thereof to pay any Note or the Certificates, the existence or validity of any Contract, the validity of the assignment of any Contract or the related Pledged Property to the Issuers or of any intervening assignment, the review of any Contract, any Contract File or the Computer Tape (it being understood that neither the Indenture Trustee nor any of its agents have reviewed or intend to review such matters, the sole responsibility for such review being vested in the Issuers), the completeness of any Contract File, the receipt by it or its custodian of any Contract, the performance or enforcement of any Contract, the compliance by the Issuers with any covenant or the breach by the Originator, the Servicer or the Issuers of any representation or warranty made under the Servicing Agreement, the Receivables Transfer Agreement or in any related document or the accuracy of any such representation or warranty any investment of monies in the Collection Account (except to the extent that the Indenture Trustee, in its individual capacity, is an obligor with respect to any such investment) or any loss resulting therefrom, the acts or omissions of the Servicer or any Obligor, any action of the Servicer taken in the name of the Indenture Trustee, any action by the Indenture Trustee taken at the instruction of the Servicer or the preparation and filing of tax returns for the Issuers. No recourse shall be had for any claim based on any provision of this Indenture, the Notes, the Certificates or any Contract or assignment thereof against Norwest Bank Minnesota, National Association in its individual capacity, and Norwest Bank Minnesota, National Association shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Issuers or any indemnitor who shall furnish indemnity as provided herein, except for such liability as is determined to have resulted from its own gross negligence or willful misconduct. The Indenture Trustee shall not be accountable for the use or application by the Issuers of any of the Notes, the Certificates or the proceeds of the Notes or for the use or application of any funds paid to the Servicer in respect of the Contracts.

         Section 7.06 Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not Indenture Trustee, subject to the definition of the term "Noteholder" in Annex A hereto.

         Section 7.07 Indenture Trustee's Fees and Expenses. (a) Each of the Issuers jointly and severally agrees:

                  (i) to pay to the Indenture Trustee, pursuant to Section 3.05(b)(v), as applicable, on each Payment Date reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (ii) except to the extent otherwise expressly provided herein, to reimburse the Indenture Trustee, pursuant to Section 3.05(b)(vi), as applicable, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and expenses and disbursements of any of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, bad faith or willful misconduct; provided, however, that for purposes of this clause (ii), such expenses, disbursements and advances shall be limited to an aggregate amount of $100,000; and

                  (iii) to reimburse the Indenture Trustee, pursuant to Section 3.05(b)(xx), for all reasonable expenses, disbursements and advances that would have been paid pursuant to Section 7.07(a)(ii) but for the $100,000 limitation.

         (b) The Issuers' obligations under this Section 7.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Indenture Trustee. The Indenture Trustee shall not be entitled to any other or additional compensation or reimbursement, except as expressly provided herein or as otherwise agreed from time to time.

         (c) Subject to Section 7.09 hereof, the failure by the Issuers to pay to the Indenture Trustee any compensation or other expenses shall not relieve the Indenture Trustee of its obligations hereunder.

         (d) In the event the Indenture Trustee performs services or incurs expenses in the context of a proceeding described in Sections 6.01(a)(iv), 6.01(a)(v) or 6.01(a)(vi) of the Servicing Agreement, the fees for such services and such expenses shall be considered expenses of administration for the purposes of any bankruptcy laws or laws relating to creditors rights generally.

         Section 7.08 Eligibility Requirements for Indenture Trustee The Indenture Trustee hereunder shall at all times be organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authority and shall be acceptable to the Note Insurer; provided, however, that no entity shall qualify as Indenture Trustee hereunder to the extent that such qualification would, in itself, affect any then current rating of the Notes by the Rating Agencies. If such entity publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 7.08, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Any successor Indenture Trustee's deposit ratings shall be at least "investment grade" by the Rating Agencies. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 7.09 hereof.

         Section 7.09 Resignation or Removal of Indenture Trustee. (a) The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Issuers, the Note Insurer, each Noteholder and the Certificateholders, which resignation will not become effective until such time as a successor Indenture Trustee has been appointed in accordance with the provisions of this Section 7.09. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Indenture Trustee acceptable to the Note Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         (b) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 hereof and shall fail to resign after written request therefor by the Servicer, the Note Insurer or the Holders of Notes of any Class evidencing Percentage Interests of more than 25% of such Class, or, if at any time the Indenture Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may, with the consent of the Note Insurer, and shall, at the direction of (i) the
Note Insurer or (ii) the Holders of Notes of any Class evidencing Percentage Interests of more than 25% of the related Class, with the consent of the Note Insurer, remove the Indenture Trustee. Notwithstanding anything in this Indenture to the contrary, the Note Insurer shall have the right to remove the Indenture Trustee for "cause." For purposes of this section, "cause" shall mean
(i) the gross negligence, bad faith or willful misconduct of the Indenture Trustee in the performance of its duties under this Indenture or the Insurance Agreement or (ii) the failure or unwillingness of the Indenture Trustee to perform its duties under this Indenture or the Insurance Agreement; provided, however, that to the extent that any such failure or unwillingness is susceptible to cure, in the reasonable discretion of the Note Insurer, the Note Insurer shall not remove the Indenture Trustee for "cause" pursuant to clause
(ii) of the immediately preceding sentence unless it has (A) consulted with the Indenture Trustee in good faith and provided notice to the Indenture Trustee regarding any actions or omissions of the Indenture Trustee under this Indenture or the Insurance Agreement which the Note Insurer believes constitutes a failure or unwillingness of the Indenture Trustee to perform its duties under this Indenture or the Insurance Agreement and (B) provided the Indenture Trustee with the opportunity to remedy such failure or unwillingness within 10 Business Days (or such longer period to which the Note Insurer may reasonably consent) following the receipt by the Indenture Trustee of written notice thereof. In the event that the Indenture Trustee is removed by the Note Insurer pursuant to this Section, the removal and substitution procedures set forth in this Section 7.09 and Section 7.10 hereof shall be followed.

         (c) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to this Section 7.09 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.10 hereof. Notice of the resignation or removal of the Indenture Trustee shall be given in writing to the Rating Agencies by the Servicer. In the event no successor Indenture Trustee has been appointed within 30 days of the resignation or removal of the Indenture Trustee, the Indenture Trustee, the Note Insurer or the Majority Holders of the Notes may petition a court of competent jurisdiction to appoint a successor Indenture Trustee.

         Section 7.10 Successor Indenture Trustee. (a) Any successor Indenture Trustee appointed as provided in Section 7.09 hereof shall execute, acknowledge and deliver to the Servicer, the Issuers and predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective, and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee. The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all documents and statements held by it hereunder. The Servicer, the Issuers and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations. The predecessor Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee hereunder.

         (b) No successor Indenture Trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor Indenture Trustee shall be acceptable to the Note Insurer and eligible as the Indenture Trustee under the provisions of Section 7.08 hereof, and as a successor Servicer under the provisions of Section 6.02 of the Servicing Agreement.

         (c) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 7.10, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to the Note Insurer, the Certificateholders and all Noteholders at their addresses as shown in the Note Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by such successor Indenture Trustee, then the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 7.11 Merger or Consolidation of Indenture Trustee. Any entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion, or consolidation to which the Indenture Trustee shall be a party, or any entity succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such entity shall be eligible under the provisions of Section 7.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.12 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of Pledged Property or any Equipment may at the time be located, the Indenture Trustee shall, with the consent of, or at the written direction of, the Note Insurer, execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee to act as co-Indenture Trustee or co-Indenture Trustees, jointly with the Indenture Trustee, or separate Indenture Trustee or separate Indenture Trustees, to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, and the Note Insurer such title to the Pledged Property, or any part thereof, and, subject to the other provisions of this Section 7.12, such powers, duties, obligations, rights and trusts as the Servicer, the Issuers and the Indenture Trustee may consider necessary or desirable; provided, however, that if there is a conflict between the Issuers, the Indenture Trustee and the Note Insurer regarding the appointment of a co-Indenture Trustee or separate Indenture Trustee, the decision of the Note Insurer shall prevail. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Indenture Trustee alone shall have the power to make such appointment; provided, however, that if the Issuers shall not have joined in such appointment within 15 days after the receipt by them of a request so to do, the Indenture Trustee alone shall have the power to make such appointment. No co-Indenture Trustee or separate Indenture Trustee hereunder shall be required to meet the terms of eligibility

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

as a successor Indenture Trustee under Section 7.08 hereof, and no notice to Noteholders of the appointment of any co-Indenture Trustee or separate Indenture Trustee shall be required under Section 7.10 hereof.

         (b) Every separate Indenture Trustee and co-Indenture Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate Indenture Trustee or co-Indenture Trustee jointly (it being understood that such separate Indenture Trustee or co-Indenture Trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Indenture Trustee hereunder or as successor to the Servicer hereunder), the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Pledged Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Indenture Trustee or co-Indenture Trustee but solely at the direction of the Indenture Trustee;

                  (ii) No separate Indenture Trustee or co-Indenture Trustee hereunder shall be personally liable by reason of any act or omission of any other separate Indenture Trustee or co-Indenture Trustee hereunder; and

                  (iii) The Indenture Trustee may at any time accept the resignation of or remove any separate Indenture Trustee or co-Indenture Trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate Indenture Trustees and co-Indenture Trustees, as effectively as if given to each of them. Every instrument appointing any separate Indenture Trustee or co-Indenture Trustee shall refer to this Indenture and the conditions of this Article VII. Each separate Indenture Trustee and co-Indenture Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Servicer and the Issuers.

         (d) Any separate Indenture Trustee or co-Indenture Trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate Indenture Trustee or co-Indenture Trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor separate Indenture Trustee or successor co-Indenture Trustee.

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

         (e) The Indenture Trustee shall be responsible for the payment of any fees or expenses of any separate Indenture Trustee or co-Indenture Trustee, which fees and expenses shall be reimbursable to the Indenture Trustee pursuant to Section 7.07(a).

         Section 7.13 Indenture Trustee May Enforce Claims Without Possession of Note. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

         Section 7.14 Suits for Enforcement. In case an Event of Servicing Termination or other default by the Servicer under the Servicing Agreement or under this Indenture shall occur and be continuing, the Indenture Trustee, in its discretion, may, subject to the provisions of 6.04 of the Servicing Agreement, proceed to protect and enforce its rights and the rights of the Noteholders and the Note Insurer under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee, the Noteholders and the Note Insurer.

         Section 7.15 Undertaking for Costs. All parties to this Indenture agree (and each holder of any Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee or the Note Insurer, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the then outstanding principal balance of the Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the stated maturity as applicable.

         Section 7.16 Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants for the benefit of the Noteholders, the Certificateholders and the Note Insurer that:

         (a) Organization and Good Standing. The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

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

         (b) Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture, and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

         (c) Binding Obligations. This Indenture, assuming due authorization, execution and delivery by all other parties thereto, constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

         (d) Eligibility. The Indenture Trustee meets the eligibility requirements set forth in Section 7.08.

         Section 7.17 Tax Returns. In the event the Issuers shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Issuers and shall remit such returns to the Issuers for signature at least five days before such returns are due to be filed. The Indenture Trustee, upon request, will furnish the Servicer with all such information known to the Indenture Trustee as may be reasonably required in connection with the preparation of all tax returns of the Issuers. In no event shall the Indenture Trustee in its individual capacity be liable for any liabilities, costs or expenses of the Issuers, the Noteholders or the Servicer arising under any tax law or regulation, including, without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from any failure to comply therewith).

                                 ARTICLE VIII.

                           EVENTS OF DEFAULT; REMEDIES

         Section 8.01 Events of Default. "Event of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default and without regard to whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) failure of the Issuers to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders, all or part of any payment of interest required to be made under the terms of such Notes or this Indenture on each monthly Payment Date when such amount is due and payable;

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

         (b) failure of the Issuers to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders (x) on any Payment Date, an amount equal to the principal due on the Outstanding Notes as of such Payment Date to the extent that sufficient Available Funds are on deposit in the Collection Account or (y) on the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class B Maturity Date, the Class C Maturity Date or the Class D Maturity Date, as the case may be, any remaining principal owed on the Outstanding Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes or Class D Notes, as the case may be, and in either case, such failure has not been cured within three Business Days of such Payment Date or Maturity Date, as applicable;

         (c) failure on the part of the Issuers to duly observe or perform any other covenants or agreements of the Issuers set forth in this Indenture or the other Transactions Documents to which the Issuers are a party, which failure continues unremedied for a period of 30 days after the earlier to occur of (x) the date on which written notice of such failure, requiring the situation giving rise to such failure to be remedied, shall have been given to the Issuers by the Indenture Trustee, the Note Insurer or any Noteholder or (y) the date on which the Issuers have actual knowledge of such failure or are required pursuant to the terms of this Indenture to provide notice to the Indenture Trustee, the Note Insurer and the Noteholders of any such failure;

         (d) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of either of the Issuers in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging either of the Issuers a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either of the Issuers under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either of the Issuers or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

         (e) the commencement by either of the Issuers of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by either of the Issuers to the entry of a decree or order for relief in respect of such Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Issuer, or the filing by either of the Issuers of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by either of the Issuers to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Issuer or of any substantial part of such Issuer's property, or the making by either of the Issuers of an assignment for the benefit of creditors;

         (f) either of the Issuers becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

         (g) failure of the Indenture Trustee to have a first priority, perfected security interest in any portion of the Pledged Property (subject to the Filing Requirements with respect to the Equipment) which continues unremedied for a period of 30 days after the earlier to occur of (x) the date on which written notice of such failure, requiring the situation giving rise to such failure to be remedied, shall have been given to the Issuers by the Indenture Trustee, the Note Insurer or any Noteholder or (y) the date on which the Issuers have actual knowledge of such failure or are required pursuant to the terms of the Indenture to provide notice to the Indenture Trustee, the Note Insurer and the Noteholders of any such failure.

         Section 8.02 Acceleration of Maturity, Rescission and Annulment. (a) If an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee, at the written direction of the Controlling Parties, shall declare the principal of all of the Notes to be immediately due and payable, by a notice in writing to the Servicer, and upon any such declaration such principal (together with all accrued and previously unpaid interest) shall become immediately due and payable. The Indenture Trustee shall give notice to each Noteholder, the Note Insurer and the Rating Agencies of such declaration.

         (b) At any time, after such a declaration of acceleration has been made, but before any sale of the Pledged Property has been made or a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VIII provided, the Controlling Parties, by written notice to the Servicer and the Indenture Trustee, may rescind and annul such declaration and its consequence if monies have been paid or deposited with the Indenture Trustee in a sum sufficient to pay:

                  (i) all overdue installments of interest on all Notes;

                  (ii) the principal of any of the Notes which has become due otherwise than by such declaration of acceleration and interest thereon at the applicable Note Rate;

                  (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Notes at the rate specified therefor in the applicable Notes; and

                  (iv) all sums paid or advanced, together with interest thereon, by the Indenture Trustee or the Note Insurer hereunder or under the Insurance Agreement or the Note Insurance Policy and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the Note Insurer and their respective agents and counsel.

No such rescission shall affect any subsequent default or impair any right consequent thereon. Subsequent to any such declaration of acceleration and so long as such declaration and its consequences have not been rescinded and annulled, prior to the exercise by the Indenture Trustee of the remedies set forth in Section 8.03(b) or (c) hereof, the Indenture Trustee shall give the Noteholders and the Note Insurer ten days notice of its intention to take such actions.

         Section 8.03 Remedies. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee, at the written direction of the Controlling Parties, may do one or more of the following:

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

         (b) institute, in its own name and as Indenture Trustee, Proceedings for the collection of the Reimbursement Amount and the entire amount of principal and interest remaining unpaid on the Notes, or under this Indenture in respect of the Notes, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Pledged Property securing the Notes the monies adjudged due;

         (c) sell the Pledged Property or any portion thereof or rights or interest therein, at one or more sales called and conducted in any manner permitted by law;

         (d) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Pledged Property securing the Notes; or

         (e) exercise any remedies of a secured party under the UCC or other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Note Insurer or the Noteholders hereunder, including delivery of notices to the Obligors of the assignment of the related Contract(s) to the Issuers and delivery of notices to any guarantors of Contracts of the assignment of the related guarantee to the Issuers, and in each case, the pledge of such assigned property to the Indenture Trustee on behalf of the Beneficiaries.

         Section 8.04 Notice of Event of Default. Subject to Article VII, within two Business Days after a Responsible Officer obtaining actual knowledge of the occurrence of any Event of Default, the Indenture Trustee shall transmit, by certified mail return receipt requested, hand delivery, overnight courier or facsimile, to the Note Insurer and to all Noteholders, as their names and addresses appear in the Register, notice of such Event of Default, unless such Event of Default shall have been cured or waived.

         Section 8.05 Exercise of Power by Indenture Trustee In case an Event of Default has occurred and is continuing to the actual knowledge of a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         Section 8.06 Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, reorganization, arrangement, adjustment, composition or other judicial Proceeding relating to either of the Issuers or any other obligor upon the Notes or the property of either of the Issuers or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of any class of Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand for the payment of overdue principal or interest) shall be entitled and empowered, to intervene in such proceeding or otherwise:

         (a) to file and prove a claim for all amounts owing and unpaid in respect of the Notes or otherwise owed hereunder and to file such other papers or documents and take such other action including participating as a member, voting or otherwise, in any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Note Insurer (including, in each case, any claim for the reasonable

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

compensation, expenses, disbursements and advances of the Indenture Trustee, the
Note Insurer, and their respective agents and counsel) and the Noteholders allowed in such judicial Proceeding;

         (b) to petition for lifting of the automatic stay and thereupon to foreclose upon the Pledged Property as elsewhere provided herein; and

         (c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such judicial Proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Note Insurer or the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or to consent or accept or adopt on behalf of the Note Insurer or any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting, the Note Insurer, the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of the Note Insurer or any Noteholder in any such Proceeding.

         Section 8.07 Allocation of Money Collected . Any money collected by the Indenture Trustee with respect to the Notes pursuant to the remedies set forth in Section 8.03 (and any funds then held or thereafter received by the Indenture Trustee) shall be applied in the following order, at the date or dates fixed by the Indenture Trustee; provided, however, that the provisions of this Section
8.07 shall not preclude the Indenture Trustee from receiving indemnities satisfactory to it from or on behalf of the Noteholders against the costs, expenses and liabilities it may incur in acting in compliance with the written directions of the Controlling Parties; provided, further, that any such indemnities shall not be withheld or offset from the amounts payable to any Noteholders pursuant to clauses FOURTH, FIFTH, EIGHTH, NINTH and TENTH below:

                  FIRST: To the payment of all amounts due the Indenture Trustee under Section 7.07 hereof;

                  SECOND: To the payment of all amounts then due to the Servicer under the Servicing Agreement (so long as UOG or any of its Affiliates is not then acting as Servicer);

                  THIRD: To the payment of all Premium Amounts due and payable to the Note Insurer;

                  FOURTH: To the payment of Class A-1 Note Interest to the Class A-1 Noteholders, Class A-2 Note Interest to the Class A-2 Noteholders, Class A-3
Note Interest to the Class A-3 Noteholders and Class A-4 Note Interest to the Class A-4 Noteholders, pari passu based on the interest due on each such Class of Class A Notes;

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

                  FIFTH: To the payment of the outstanding Class A Note Principal Balance to the Class A Noteholders, pari passu based on the outstanding Note Principal Balance of each such Class of Class A Notes;

                  SIXTH: To the payment of all Reimbursement Amounts, if any, due to the Note Insurer;

                  SEVENTH: To the payment of all amounts due to the Servicer under the Servicing Agreement (so long as UOG or any of its Affiliates is then acting as Servicer);

                  EIGHTH: To the payment of the Class B Note Interest and the outstanding Class B Note Principal Balance to the Class B Noteholders;

                  NINTH: To the payment of the Class C Note Interest and the outstanding Class C Note Principal Balance to the Class C Noteholders;

                  TENTH: To the payment of the Class D Note Interest and the outstanding Class D Note Principal Balance to the Class D Noteholders;

                  ELEVENTH: To the payment of all reasonable costs and expenses incurred by any Noteholder in connection with the enforcement of its rights hereunder or under the Notes, ratably, without preference or priority of any kind; and

                  TWELFTH: To the payment of any surplus to the Certificateholders, pro rata, in accordance with their respective percentage interests.

         Section 8.08 Waiver of Events of Default. (a) The Note Insurer or the holders of 66-2/3% of the then outstanding principal balance of the Notes (with the prior written consent of the Note Insurer) may, by one or more instruments in writing to the Indenture Trustee, waive any Event of Default hereunder and its consequences, except a continuing Event of Default:

                  (i) in respect of the payment of the principal of or interest on any Note (which may only be waived by the Holder of such Note), or

                  (ii) in respect of a covenant or provision hereof which under
         Article XI cannot be modified or amended without the consent of the Holder of each Note outstanding affected (which only may be waived by the Holders of all Notes outstanding affected).

         (b) Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

         Section 8.09 Limitation On Suits. No Holder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:


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

         (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (b) the Controlling Parties shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

         (c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

         (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the Controlling Parties;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or the Note Insurer or to enforce any right under this Indenture, except in the manner herein provided.

         Section 8.10 Unconditional Right of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest becomes due and payable in accordance with the terms of this Indenture (including, without limitation, the limitation on such payments to the extent of Available Funds on each Payment Date) and, with the consent of the Controlling Parties, to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

         Section 8.11 Restoration of Rights and Remedies. If the Indenture Trustee, the Note Insurer or any Noteholder has instituted any Proceeding to enforce any right or remedy in accordance with the terms of this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adverse to the Indenture Trustee, the Note Insurer or to such Noteholder, then and in every such case, the Indenture Trustee, the Note Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies hereunder shall continue as though no such Proceeding has been instituted.

         Section 8.12 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Note Insurer or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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

         Section 8.13 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee, the Note Insurer or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, the Note Insurer or the Noteholders, or any of them, may be exercised from time to time, as often as may be deemed expedient, by the Indenture Trustee, the Note Insurer or the Noteholders, subject however to the right of the Note Insurer to control any such right and remedy.

         Section 8.14 Control by Controlling Parties. The Controlling Parties shall have the right to direct in writing the decision whether to conduct, and the time, method and place of conducting, any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; provided, that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture; and

         (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; provided, however, that the Indenture Trustee need not take any action which it determines might involve it in liability or be unjustly prejudicial to the Holders not consenting.

         Section 8.15 Sale of Pledged Property. (a) The power to effect any sale pursuant to Section 8.03 hereof shall not be exhausted by any one or more sales as to any portion of the Pledged Property remaining unsold, but shall continue unimpaired until the entire Pledged Property securing the Notes shall have been sold or all amounts payable under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. To the extent permitted by law, the Indenture Trustee shall not sell the Pledged Property without the prior written consent of the Note Insurer, so long as a Note Insurer Default has not then occurred and is continuing.

         (b) The Note Insurer and any Noteholder may bid for and acquire any portion of the Pledged Property securing the Notes in connection with any sale thereof.

         (c) Each of the parties hereby covenants and agrees that a sale of the entirety of the Contracts and the Equipment by a public sale held not less than ten days after notice thereof is commercially reasonable.

         (d) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, provided to it by the Servicer, transferring its interest in any portion of the Pledged Property in connection with a sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuers to transfer and convey its interest in any portion of the Pledged Property in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to

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

ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         Section 8.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuers or the Transferors or by the levy of any execution under such judgment upon any portion of the Pledged Property or upon any of the assets of the Issuers or the Transferors.

         Section 8.17 Certain Rights of the Holders of the Subordinate Notes. Notwithstanding anything to the contrary set forth herein or in the Servicing Agreement, the holders of the Subordinate Notes which hold in the aggregate a Percentage Interest of the Subordinate Notes in excess of 66 and 2/3% may, after 30 days prior written notice to the Note Insurer, petition the Indenture Trustee to enforce against the Issuers or the Servicer any covenants or agreements made by the Servicer or the Issuers, in the event that the Servicer or the Issuers are then in default thereunder and no other party (i.e., the Note Insurer or the Class A Noteholders) is demanding enforcement thereof. The Indenture Trustee may require such petitioning, Subordinate Noteholders to post a reasonable indemnity before the Indenture Trustee is required to act on such petition. In no event shall the cost of any such enforcement be borne by the Note Insurer, any Class A Noteholder or the Issuers. Failure of the Note Insurer to take any enforcement action after receiving such notice by the Subordinate Noteholders shall not be deemed to be a waiver of, or in any way prejudice, any rights of the Note Insurer under the Indenture or otherwise. The Subordinate Noteholders will not have the right, independently (unless they then constitute the Majority Holders and the Majority Holders are otherwise then permitted to do so) to declare an Event of Servicing Termination or an Event of Default or otherwise accelerate the Notes.

                                   ARTICLE IX.

                                   TERMINATION

         Section 9.01 Optional Redemption of Notes; Final Disposition of
Funds. (a) On any Payment Date on which the Aggregate Discounted Contract Principal Balance is less than ten percent (10%) of the sum of (x) the Initial Aggregate Discounted Contract Principal Balance and (y) the Original Pre-Funded Amount (which as of the Closing Date, the Servicer hereby represents is the level at which the Servicer reasonably believes that servicing the Contracts on behalf of the Beneficiaries would be economically inefficient), LLC II, on behalf of each of the Issuers, shall have the option to redeem the Notes in whole by depositing or causing to be deposited into the Collection Account the sum of (i) the Class A Note Principal Balance, the Class B Note Principal Balance, the Class C Note Principal Balance and the Class D Note Principal Balance, (ii) the Class A Note Interest, the Class B Note Interest, the Class C
Note Interest and the Class D Note Interest due as of such Payment Date, (iii) all Operating Expenses due as of such Payment Date (without regard to the limitation set forth in Section 7.07(a)(ii) hereof) and (iv) all Reimbursement Amounts, if any, due as of such Payment Date. In the event

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

that LLC II elects to redeem the Notes in accordance with this Section 9.01(a), LLC II shall be required to notify the Indenture Trustee in writing by no later than five (5) Business Days prior to a notice required to be sent by the Indenture Trustee pursuant to Section 9.01(b).

         (b) Notice of any redemption pursuant to Section 9.01(a) shall be given promptly by the Indenture Trustee, by letter to the Note Insurer and Noteholders, mailed not later than the 10th day of the month immediately preceding the month of such final Payment Date, specifying (i) the Payment Date upon which final payment of the Notes will be made, (ii) the scheduled amount of any such final payment, (iii) that interest shall cease to accrue on the Notes on such final Payment Date and (iv) the address for presentation of the Notes for final payment. On such final Payment Date, the Indenture Trustee shall cause to be distributed the amounts otherwise distributable on such Payment Date pursuant to Section 3.05 hereof, taking into account the redemption pursuant to
Section 9.01(a). After such Payment Date, interest on the Notes shall cease to accrue.

         (c) In the event that any amount due to any Noteholder remains unclaimed, the Servicer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within two years after such publication, such amount remains unclaimed, the Issuers shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Indenture Trustee upon written direction from the Servicer shall transfer such funds to the Issuers and shall be discharged of any responsibility for such funds and, the Noteholders shall look only to the Issuers for payment.

                                   ARTICLE X.

                         Noteholders' Lists and Reports

         Section 10.01 Note Registrar To Furnish To Indenture Trustee Names and Addresses of Noteholders. The Note Registrar will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Note Registrar shall furnish to the Note Insurer or the Issuers in writing upon their written request and at such other times as the Note Insurer or the Issuers may request a copy of the list of Noteholders.

         Section 10.02 Preservation of Information. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.

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

         Section 10.03 Compliance Certificates and Opinions, etc. Upon any application or request by the Issuers to the Indenture Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Indenture Trustee and the Note Insurer (i) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                                  ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

         Section 11.01 Amendment. (a) This Indenture may be amended from time to time by the Issuers, the Servicer, the Originator and the Indenture Trustee, without the consent of any of the Noteholders but with the consent of the Note Insurer, to cure any ambiguity herein; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Indenture Trustee, adversely affect in any respect the interests of any Noteholder.

         (b) This Indenture may also be amended from time to time by the Issuers, the Servicer, the Originator and the Indenture Trustee with the consent of the Note Insurer (or, if a Note Insurer Default has occurred or is continuing or the Class A Notes have been paid in full, the Majority Holders) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, payments that are required to be made on any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid

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

percentage required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding.

         (c) Prior to the effectiveness of any amendment under Section 11.01(a) or (b), the Rating Agencies shall have confirmed in writing their respective ratings of the Notes.

         (d) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish a written copy of the text of such amendment (and any consent required with respect thereto) to each Noteholder, the Certificateholders, the Note Insurer and the Rating Agencies.

         (e) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of the Noteholders under Section 11.01(b), but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         (f) The Indenture Trustee and the Note Insurer shall be entitled to receive an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent to the amendment of this Indenture have been satisfied. The Indenture Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects that Indenture Trustee's rights, powers, immunities or indemnifications hereunder.

         Section 11.02 Limitation on Rights of Noteholders. (a) The death, dissolution or incapacity of any Noteholder shall not operate to terminate this Indenture nor entitle such Noteholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Issuers, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) It is understood and intended, and expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of the Notes, to obtain or seek to obtain priority over or preference to any other Holder of the same class of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders of the same class. For the protection and enforcement of the provisions of this Section 11.02, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.03 Counterparts. For the purpose of facilitating the execution of this Indenture and for other purposes, this Indenture may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 11.04 Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF

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THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT
REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE.

         Section 11.05 Notices. All demands, notices, instructions, directions and communications hereunder (other than periodic communications of a routine nature made in connection with the dissemination of information regarding the Pledged Property, the Servicer and the Issuers required to be delivered hereunder, which shall be delivered or mailed by first class mail or facsimile transmission) shall be in writing, personally delivered or mailed by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, at 2121 S.W. Broadway, Suite 200, Portland, Oregon 97201,
Attention: Gerald Hudspeth, telephone (503) 228-1245, telecopy (503) 721-1712,
(b) in the case of the Originator, at 10800 Biscayne Boulevard, Suite 800, Miami, Florida 33161, Attention: Glen Stein, telephone (305) 899-5000, telecopy
(305) 899-5050, (c) in the case of the Issuers, at One East First Street, Suite 1600, Reno, Nevada 89501, Attention: Gregg Barnard, telephone (775) 688-3000, telecopy (775) 688-3088, with a copy to the Originator as set forth in clause
(b) above, (d) in the case of the Indenture Trustee, at Norwest Center, Sixth Street and Marquette Avenue, MAC N9311-161 Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services-Asset-Backed Administration, telephone (612) 667-8058, telecopy (612) 667-3464, (e) in the case of S&P, at 55 Water Street, 40th Floor, New York, NY 10041, Attention: Asset Backed Surveillance, telephone
(212) 438-2000, telecopy (212) 438-2661, (f) in the case of Fitch, at One State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance, telephone (212) 908-0500, telephone (212) 514-9879, (g) in the case of Moody's, at 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Group, telephone (212) 553-0300, telecopy (212) 553-3856, (h) in the case of DCR, at 55 East Monroe Street, Suite 3800, Chicago, Illinois 60603, Attention: Asset Backed Monitoring - Equipment Leases, telephone (312) 368-3160, telecopy (312) 368-2069, (i) in the case of the Note Insurer, at One State Street Plaza, New York, New York 10004, Attention: Structured Asset Backed Securities Department Head, telephone (212) 688-0340, telecopy (212) 208-3547, and (j) in the case of the Initial Purchasers, (i) to Credit Suisse First Boston Corporation at 11 Madison Avenue, New York, New York 10010, Attention: Asset Finance, telephone number (212) 325-2000, telecopy (212) 325-8261, (ii) to Banc of America Securities LLC at Bank of America Corporate Center, 100 North Tryon, 6th Floor, Charlotte, North Carolina 28255, Attention: Global High-Grade Syndications, telephone (704) 386-9690, telecopy, (704) 387-0180, and (iii) to UniCapital Securities Corp. at 5429 LBJ Freeway, Suite 650, Dallas, Texas 75240, Attention:
Fred Cornwall, telephone (972) 386-0200, telecopy (972) 386-6636. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail or overnight mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given on the fifth Business Day following mailing, whether or not the Noteholder receives such notice. A copy of each notice sent by any party to a Noteholder hereunder shall be promptly sent by such party to each Rating Agency.

         Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect

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the validity or enforceability of the other provisions of this Indenture or of the Notes or the rights of the Holders thereof.

         Section 11.07 Third Party Beneficiary. The parties hereto acknowledge and agree that the Note Insurer is an intended third party beneficiary of this Indenture.

         Section 11.08 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02 of the Servicing Agreement, this Indenture may not be assigned by the Servicer except with the prior written consent of the Note Insurer. Notice of any such assignment received by a Responsible Officer of the Indenture Trustee shall be given to the Rating Agencies by the Indenture Trustee.

         Section 11.09 Binding Effect. This Indenture shall inure to the benefit of, and shall be binding upon the Servicer, the Originator, the Issuers, the Indenture Trustee, the Note Insurer, the Noteholders, the Certificateholders and their respective successors and permitted assigns, subject, however, to the limitations contained in this Indenture. This Indenture shall not inure to the benefit of any Person other than the Issuers, the Servicer, the Originator, the Indenture Trustee, the Note Insurer, the Noteholders and the Certificateholders.

         Section 11.10 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the other documents delivered pursuant hereto shall survive the pledge of the Pledged Property and the issuance of the Notes and the Certificates and shall continue in full force and effect until payment in full of the Notes and all amounts owing to the Indenture Trustee and the Note Insurer hereunder and under the other Transaction Documents, as applicable.

         Section 11.11 Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

         Section 11.12 Annexes and Exhibits. The Annexes and the Exhibits to this Indenture are hereby incorporated herein and made a part hereof and are an integral part of this Indenture.

         Section 11.13 Calculations. Except as otherwise provided in this Indenture, including, without limitation, with respect to the calculation of interest on the Class A-1 Notes, all interest rate calculations under this Indenture, including those with respect to the Contracts, will be made on the basis of a 360-day year and twelve 30-day months (i.e., each Interest Accrual Period shall be deemed to be equal a 30 day period; provided, that the initial Interest Accrual Period shall be deemed to equal only a 14 day period) and will be carried out to at least seven decimal places. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed during each Interest Accrual Period and will be carried out to at least seven decimal places.

         Section 11.14 No Proceedings. The Servicer, the Originator, the Issuers and the Indenture Trustee each hereby agrees that it will not directly or indirectly institute, or cause to be instituted, against either of the Issuers any bankruptcy or insolvency proceeding so long as

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there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of either of the Issuers.

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         IN WITNESS WHEREOF, the Issuers, the Servicer, the Originator and the
Indenture Trustee have caused this Indenture to be duly executed by their respective officers, all as of the day and year first above written.

                               UCP 99-1 LLC I, as Issuer

                               By: /s/ Andrew L. Stidd
                                  ----------------------------------------------
                                  Name: Andrew L. Stidd
                                  Title: Manager


                               UCP 99-1 LLC II, as Issuer

                               By: /s/ Andrew L. Stidd
                                  ----------------------------------------------
                                  Name: Andrew L. Stidd
                                  Title: Manager


                               UNICAPITAL OPERATIONS GROUP, INC.,
                               as Servicer

                               By: /s/ Jerry T. Hudspeth
                                  ----------------------------------------------
                                  Name: Jerry T. Hudspeth
                                  Title: President


                               UNICAPITAL CORPORATION,
                               as Originator

                               By: /s/ Glen Stein
                                  ----------------------------------------------
                                  Name: Glen Stein
                                  Title: Senior Vice President


                               NORWEST BANK MINNESOTA, NATIONAL
                                 ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

                               By: /s/ Marianna C. Stershic
                                  ----------------------------------------------
                                  Name: Marianna C. Stershic
                                  Title: Assistant Vice President





                          [Signature Page to Indenture]